Exhibit 10.01

US$400,000,000

REVOLVING CREDIT AGREEMENT

dated as of March 31, 2022

by and among

MERCADOLIBRE, INC,
as Borrower,

THE INITIAL GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO,

and

CITIBANK, N.A.,
as Administrative Agent,

bofa securities, inc., bnp paribas securities corp., citigroup global markets inc., and jpmorgan chase bank, n.a.
as Joint Lead Arrangers and Bookrunners

Milbank LLP

TABLE OF CONTENTS

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Annexes and Schedules

Annex I	Commitments
Annex II	[Reserved]
Schedule I	Material Litigation disclosure in Borrower’s 10-K for the fiscal year ended December 31, 2021.

Exhibits

Exhibit A	Form of Promissory Note
Exhibit B	Form of Notice of Borrowing
Exhibit C-1	Form of U.S. Tax Compliance Certificate
Exhibit C-2	Form of U.S. Tax Compliance Certificate
Exhibit C-3	Form of U.S. Tax Compliance Certificate
Exhibit C-4	Form of U.S. Tax Compliance Certificate
Exhibit D	Form of Certificate of Secretary or Assistant Secretary of the Borrower
Exhibit E	Form of Certificate of Senior Financial Officer of the Borrower
Exhibit F	Form of Quarterly Compliance Certificate
Exhibit G	Form of Assignment and Acceptance

CREDIT AGREEMENT, dated as of March 31, 2022 (this “Agreement”), among mercadolibre, inc. (the “Borrower”), a Delaware corporation, eBazar.com.br Ltda., Ibazar.com Atividades de Internet Ltda., Mercado Envios Serviços de Logística Ltda., Mercado Pago Instituição de Pagamento Ltda., DeRemate.com de Mexico S. de R.L. de C.V., MP Agregador, S. de R.L. de C.V., MercadoLibre Chile Ltda., and MercadoLibre Colombia Ltda. (together with any Subsidiary that becomes a Guarantor on the date hereof, jointly, the “Initial Guarantors”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”) and Citibank, N.A., as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

The Borrower has requested that the Lenders make a revolving credit facility available to it (the “Facility”) to fund general corporate purposes. The Lenders are prepared to make such Facility available on and subject to the terms and conditions hereof, and accordingly for good and other valuable consideration, the parties agree as follows:

Article I

Definitions

Section 1.01.      Defined Terms. As used herein, the following terms shall have the following respective meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa).

“ABR” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such date plus 0.50%, and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, Federal Funds Rate or Adjusted Term SOFR, respectively.

“ABR Loan” means a Loan that bears interest based on the ABR.

“ABR Term SOFR Determination Day” has the meaning assign in the definition of “Term SOFR”.

“Acquired Indebtedness” means Indebtedness of a Person or any of its subsidiaries existing at the time such Person becomes a Subsidiary of the Borrower or at the time it merges or consolidates with the Borrower or any of its Subsidiaries or is assumed in connection with the acquisition of assets from such Person. Acquired Indebtedness will be deemed to have been Incurred at the time such Person becomes a Subsidiary or at the time it merges or consolidates with the Borrower or a Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) the Term SOFR for such calculation, plus (b) Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” has the meaning assigned to such term in the preamble hereto.

“Administrative Agent’s Account” means the account of the Administrative Agent maintained at Citibank, N.A.; ABA No.: 021-00-089; Account Name: Agency/Medium Term Finance; Account No.: 36852248; Reference: Global Loans/Mercadolibre, or such other account as may be designated by the Administrative Agent to the Borrower in writing.

“Administrative Questionnaire” means an Administrative Questionnaire delivered by each Lender in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent Parties” has the meaning assigned to such term in Section 9.02(d).

“Anti-Corruption Laws” has the meaning assigned to such term in Section 3.17.

“Anti-Money Laundering Laws” means the Patriot Act, the Money Laundering Control Act of 1986 and the regulations and rules promulgated thereunder, the Bank Secrecy Act and the regulations and rules promulgated thereunder, and corresponding laws of the jurisdictions in which the Borrower or any of its Subsidiaries operates or in which the proceeds of the Loans will be used or from which repayments of the obligations under the Loan Documents will be derived.

“Applicable Law” means, with respect to any Person or its properties or assets, any applicable international, foreign, federal, state or local statute, treaty, guideline, regulation, ordinance, code or administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof and any applicable administrative order, directed duty, license, authorization or permit of, or enforceable agreement with, any Governmental Authority.

“Applicable Lending Office” means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) designated on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify in writing to the Administrative Agent and the Borrower as the office by which its Loans are to be made and maintained or, in the case of any Lender that is not an original party to this Agreement, the office of such Lender designated in the Assignment and Acceptance delivered under Section 9.06(c) as its Applicable Lending Office, or in any case such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify in writing to the Administrative Agent and the Borrower as the office by which its Loans are to be made and maintained.

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“Applicable Margin” means 1.25% per annum.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Argentine Guarantor” means each Subsidiary incorporated under the laws of Argentina that becomes a Guarantor on the date hereof or pursuant to Section 5.12.

“Assignee” has the meaning assigned to such term in Section 9.06(c).

“Assignment and Acceptance” has the meaning assigned to such term in Section 9.06(c).

“Attributable Debt” means, with respect to a Sale and Lease-Back Transaction, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the applicable rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the Adjusted Term SOFR (using the three (3) month Term SOFR Adjustment) plus the Applicable Margin).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period”.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers by the applicable Resolution Authority in respect of any Bail-In Liability.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bail-In Liability” means a liability in respect of which the Write-Down and Conversion Powers of an applicable Resolution Authority may be exercised.

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar U.S. federal or state law or non-U.S. law for the relief of debtors.

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“Bankruptcy Law Event of Default” means: (1) any Loan Party pursuant to or under or within the meaning of any Bankruptcy Law: (A) commences a voluntary case or proceeding to be adjudicated as bankrupt or insolvent; (B) consents to the entry of a Bankruptcy Order in an involuntary case or proceeding or consents to the commencement of any case against it (or them); (C) consents to the appointment of a custodian, receiver, liquidator, assignee, trustee, síndico, conciliador, sequestrator or similar official of it (or them) or for all or any substantial part of its property; (D) makes a general assignment for the benefit of its (or their) creditors; (E) files an answer or consent seeking reorganization or relief; (F) admits in writing its inability to pay its (or their) debts generally; or (G) consents to the filing of a petition in bankruptcy; (2) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against any Loan Party, or of all or any substantial part of the property of any Loan Party; (3) a court of competent jurisdiction approves as properly filed an involuntary bankruptcy or insolvency petition against any Loan Party, or of all or any substantial part of the property of any Loan Party, and such decree remains undischarged or unstayed and in effect for a period of ninety (90) days; or (4) a custodian, receiver, liquidator, assignee, trustee, síndico, conciliador, sequestrator or similar official is appointed out of court with respect to any Loan Party or with respect to all or any substantial part of the assets or properties of any Loan Party.

“Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, suspension of payments, reorganization or similar proceedings, or appointing a custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor, in each case other than a solvent liquidation complying with the requirements of Section 5.09.

“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.11.

“Benchmark Replacement” means with respect to any Benchmark Transition Event the first alternative set forth in the order below that can be determined by the Administrative Agent (acting at the direction of the Majority Lenders) for the applicable Benchmark Replacement Date:

(1)       the Daily Simple SOFR;

(2)       the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent (acting at the direction of the Majority Lenders) and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

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If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent (acting at the direction of the Majority Lenders) and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)               in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)               in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles of Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

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“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefited Lender” has the meaning assigned to such term in Section 9.07(a).

“Board of Directors” means the Board of Directors, managing partner or similar governing body of the Borrower, or any Guarantor, or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Borrower or any Guarantor, as applicable, to have been adopted by its Board of Directors or pursuant to authorization by its Board of Directors and to be in full force and effect on the date of the certification.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Borrowing” means each borrowing of Loans hereunder.

“Borrowing Date” means the date of each Borrowing.

“Brazilian Guarantors” means, eBazar.com.br Ltda., Ibazar.com Atividades de Internet Ltda., Mercado Envios Serviços de Logística Ltda., Mercado Pago Instituição de Pagamento Ltda., and each other Subsidiary incorporated under the laws of Brazil that becomes a Guarantor pursuant to Section 5.12.

“Bribery Act” has the meaning assigned to such term in Section 3.17.

“Business Day” means any day except a Saturday, a Sunday, or a legal holiday or a day on which commercial banks and foreign exchange markets in any of the City of New York, New York or Buenos Aires, Argentina, or a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

“Capital Stock” means (1) in the case of a corporation, corporate stock or shares in the capital of the corporation; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or a distribution of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP. For purposes of this definition, the amount of such obligations at any date will be the capitalized amount of such obligations at such date, determined in accordance with GAAP. Notwithstanding the foregoing, the obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations under this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations.

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“Cash and Cash Equivalents” means, as at any date of determination, any of the following: (i) money, currency or a credit balance in any demand or Deposit Account, (ii) money market funds deposits, demand deposits, certificates of deposit or acceptances with a maturity of 90 days or less, and (ii) any other cash equivalent, as determined pursuant to GAAP, that the management of the Borrower or the Guarantors’ determine to implement as part of their accounting policies, as reflected in Note 4 entitled “Cash, cash equivalents, restricted cash and cash equivalents and investments” as shown on the most recent quarterly financial statements of the Borrower provided to the Administrative Agent pursuant to Section 4.01(j) (or required to be provided hereunder).

“CDD Rule”: means the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act (such rule published May 11, 2016 and effective May 11, 2018, as amended from time to time).

“Change in Law” has the meaning assigned to such term in Section 2.14(a).

“Change of Control” means the occurrence of one or more of the following events: (1) the direct or indirect sale, conveyance, assignment, transfer, lease or other disposition (other than by way of merger or consolidation), in one or more transactions or series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, determined on a consolidated basis, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or (2) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any person (including any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act)) is or becomes the “beneficial owner” (as defined in Section 13(d)(3) of the Exchange Act) of more than 50% of the Voting Stock of the Borrower (including any Surviving Entity) measured by voting power rather than number of shares; provided, however, that a transaction will not be deemed to involve a Change of Control if (i)(A) the Borrower becomes a Wholly Owned Subsidiary of a holding company and (B) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Borrower’s Voting Stock immediately prior to that transaction, (ii) pursuant to a transaction in which the shares of the Voting Stock of the Surviving Entity immediately after giving effect to such transaction are substantially the same as the holders of the Borrower’s Voting Stock immediately prior to that transaction or (iii) the “person” referenced in clause (2) of the preceding sentence previously became the beneficial owner of the Borrower’s Voting Stock so as to have constituted a Change of Control in respect of which an offer following a Change of Control Notice was made (or otherwise would have if not for the waiver of such requirement by the Lenders).

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“Change of Control Notice” has the meaning assigned to such term in Section 2.08.

“Change of Control Payment Date” has the meaning assigned to such term in Section 2.08.

“Change of Control Waiver Prepayment Notice” has the meaning assigned to such term in Section 2.08.

“Chilean Guarantor” means MercadoLibre Chile Ltda., and each other Subsidiary incorporated under the laws of Chile that becomes a Guarantor pursuant to Section 5.12.

“Closing Date” means the date on which the conditions precedent set forth in Section 4.01 have been satisfied or waived.

“Code” means the Internal Revenue Code of 1986.

“Colombian Guarantor” means MercadoLibre Colombia Ltda. and each other Subsidiary incorporated under the laws of Colombia that becomes a Guarantor pursuant to Section 5.12.

“Commitment” means, as to any Lender, the obligation of such Lender to make Loans to the Borrower hereunder in an aggregate principal amount up to but not exceeding the amount set forth opposite such Lender’s name on Annex I.

“Communications” has the meaning assigned to such term in Section 9.02(c).

“Competitor” means any Person (i) designated by the Borrower as a “Competitor” by written notice to the Lenders and the Administrative Agent on the date hereof; and (ii) any other Person that has been reasonably designated by the Borrower as a “Competitor” by written notice to the Administrative Agent after the Closing.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Days,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Majority Lenders decide may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice as determined by the Majority Lenders (or, if the Majority Lenders decide, that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of any such rate exists, in such other manner of administration as the Majority Lenders decide is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

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“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of another Person, whether through the ability to exercise voting power, by contract or otherwise. “Controls,” “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Office” means the Borrower’s corporate office located at Posta 4.789, 6th floor (C1430CRG), Saavedra, Buenos Aires, Argentina, or any other office that might be notified from time to time to the Administrative Agent.

“Custodian” means any custodian of the Promissory Notes acting as agent for and on behalf of any of the Lenders for the time being appointed on behalf of such Lender; provided, that such Custodian must maintain an office in the metropolitan area of Buenos Aires, Argentina.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent (acting at the direction of the Majority Lenders) in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent (acting at the direction of the Majority Lenders) may establish another convention.

“Default” means any of the events specified in Article VI, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of its Loans required to be funded by it hereunder within three (3) Business Days of the date required to be funded by it hereunder (unless such failure is due to a condition precedent to funding not having been satisfied as notified by such Lender to the Administrative Agent), (b) has notified the Administrative Agent and the Borrower that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (in respect of which the Administrative Agent has received written notification from the Borrower or any Lender), (c) has failed, within three (3) Business Days after request by the Administrative Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (unless such failure to confirm results from a good faith dispute between such Lender and the Borrower, as notified to the Administrative Agent), (d) in respect of which the Administrative Agent has received written notification from the Borrower or any Lender that such Lender has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless such amount is the subject of a good faith dispute, or (e) has become, or whose holding company has become, the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment or has become, or whose holding company has become, the subject of a Bail-In Action; provided that (i) such Lender shall not be deemed a Defaulting Lender if the occurrence of (a) through (e) above is the result of the acquisition of controlling Capital Stock in such Lender by a Governmental Authority (as notified in writing by such Lender to the Administrative Agent) and (ii) if the Borrower and the Administrative Agent (acting at the direction of the Majority Lenders) agree in writing that such Lender is no longer a Defaulting Lender the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par such portion of outstanding Loans of the other Lenders and make such other adjustments as the Administrative Agent (acting at the direction of the Majority Lenders) may determine to be necessary to cause the Loans of the Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided, however, that (A) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and (B) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

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“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Capital Stock; provided, further, however, that, if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Borrower, any direct or indirect parent of the Borrower, or the Borrower’s Subsidiaries or by any such plan to such employees, such Capital Stock will not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Capital Stock will not be deemed to be Disqualified Capital Stock.

“Disqualified Institution” means (a) any Person that is a Competitor, (b) any other Person that has been designated by the Borrower as “Disqualified Institution” by written notice to the Administrative Agent after the Closing Date (other than at any time an Event of Default has occurred and is continuing); provided that, (i) such notice must specify such Person by name in form sufficient to correctly identify the named entity, (ii) the Lenders shall have been notified of such designation, and (iii) a Person that is already a Lender or an Affiliate of a Lender at the time of designation may not be designated as a “Disqualified Institution”; provided further that, “Disqualified Institutions” shall exclude any Person that the Borrowers have designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agents from time to time.

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“Dollars” and “$” mean the lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Lender that is not a Defaulting Lender at the time of the relevant assignment, (b) an Affiliate of a Lender, (c) an Approved Fund, or (d) any other Person (other than a natural person) consented to by the Administrative Agent and the Borrower (which consent of the Borrower shall not be (i) required at such time an Event of Default has occurred and is continuing and (ii) unreasonably withheld, conditioned or delayed); provided, that upon any failure by the Borrower to consent to or reject any assignment for a period of ten (10) Business Days from the date on which such consent is required, such consent shall be deemed granted; provided, further, that notwithstanding the foregoing, “Eligible Assignee” shall not include any of the Borrower’s Affiliates or Subsidiaries or any Disqualified Institution.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by the Borrower or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (j) the engagement by the Borrower or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon the Borrower pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.

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“Erroneous Payment” has the meaning assigned to such term in Section 8.10(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 8.10(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 8.10(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 8.10(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 8.10(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means each of the events specified in Article VI, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended or any successor statute or statutes thereto.

“Excluded Subsidiary” means any subsidiary that (i) is not or ceases to be a Wholly Owned Subsidiary of the Borrower as a consequence of a third party investing in or acquiring capital stock of such subsidiary for Fair Market Value, as determined in good faith by the Borrower; (ii) is prohibited or restricted by applicable law or regulation from being or becoming a Guarantor or, if the Guarantee made hereunder would require governmental (including regulatory) consent, approval, license or authorization, or is or becomes a regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions, and in each case, the Borrower reasonably determines that the granting or maintenance of a Guarantee by such subsidiary or prohibited by, or would be unduly burdensome under, Applicable Laws or regulations; or (iii) in the case of any subsidiary other than the Initial Guarantors, the Borrower reasonably determines that the granting or maintenance of a Guarantee by such subsidiary would result in adverse tax consequences to the Borrower or any of its Subsidiaries; provided, however, that notwithstanding anything else in this definition or in this Agreement, no Initial Guarantor shall be deemed to be an Excluded Subsidiary if deeming such Initial Guarantor as an Excluded Subsidiary would result in the aggregate revenues of the Guarantors representing less than 75% of the revenues of the Borrower.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by any jurisdiction as a result such Recipient being organized under the laws of such jurisdiction or having its principal office located, or, in the case of any Lender, its Applicable Lending Office located in such jurisdiction or (ii) that otherwise are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Loan or Commitment, in each case, other than pursuant to an assignment request by the Borrower under Section 2.17 or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15(b), additional amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(g) and (d) any withholding Taxes imposed under FATCA.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets will be determined conclusively by the Board of Directors of the Borrower acting in good faith, and will be evidenced by a Board Resolution.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.

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“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letters” means, collectively, (a) the written agreement, dated December 16, 2021, between the Borrower, the Joint Lead Arrangers and Bookrunners, and (b) the written agreement, dated December 7, 2021, between the Borrower and the Administrative Agent, in each case relating to fees payable in respect of the Facility.

“Floor” means a rate of interest equal to 0%.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Fund” means any Person (other than a natural person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles.

“Governmental Authority” means any nation or government, international or multi-national authority or government, or any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee” of any Person means, without duplication, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations Incurred through an agreement, contingent or otherwise, by such Person (a) to purchase such Indebtedness or obligation or any Property constituting security therefor, (b) to advance or supply funds for the purchase or payment of such Indebtedness or obligation or (c) to maintain financial statement conditions or otherwise entered into for the purpose of assuring a creditor of such other Person against loss.

“Guarantor Joinder Agreement” has the meaning set forth in Section 5.12(b).

“Guarantors” means the Initial Guarantors together with any additional Subsidiaries that become a guarantor pursuant to Section 5.12.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders, pursuant to Article VII.

“Hedging Obligations” means the obligations of any Person pursuant to any interest rate agreement, currency agreement or commodity agreement.

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“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing), provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Borrower will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary of the Borrower and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock will be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person, without duplication:

(1) the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

(2) the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts or other short term obligations to suppliers payable within 180 days, in each case in the ordinary course of business);

(5) all reimbursement obligations in respect of letters of credit, banker’s acceptances or similar credit transactions (except to the extent Incurred in the ordinary course of business and such obligation is satisfied within 20 Business Days of Incurrence);

(6) guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset and the amount of the Indebtedness so secured;

(8) all net obligations under Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time);

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided that: (a) if the Disqualified Capital Stock does not have a fixed repurchase price, such maximum fixed repurchase price will be calculated in accordance with the terms of the Disqualified Capital Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to this Agreement; and (b) if the maximum fixed repurchase price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value will be the Fair Market Value thereof.

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The amount of Indebtedness of any Person at any date will be deemed to be: (i) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligations, provided that with respect to contingent obligations related to Permitted Securitization Financings, the amount that would appear as a liability on the balance sheet of such Person in accordance with GAAP; (ii) with respect to any Indebtedness issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness; (iii) with respect to any Hedging Obligations, the net amount payable if such hedging agreement terminated at that time to default by such Person reasonably determined by the Borrower on the basis of customary “marked-to-market” methodology; and (iv) otherwise, the outstanding principal amount thereof.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indenture” means the indenture dated January 14, 2021, by and among the Borrower, the Initial Guarantors, The Bank of New York Mellon as Trustee, Registrar, Paying Agent and Transfer Agent (as amended by the First Supplemental Indenture dated as of January 14, 2021 by and among the Borrower, the Initial Guarantors and The Bank of New York Mellon as Trustee, Registrar, Paying Agent and Transfer Agent and as further amended by the Second Supplemental Indenture dated as of October 22, 2021 among the Borrower, the Guarantors and The Bank of New York Mellon as Trustee, Registrar, Paying Agent and Transfer Agent), without giving effect to any amendments or supplements that may be entered into after the date hereof.

“Initial Guarantors” has the meaning assigned to such term in the preamble hereto.

“Interest Period” means with respect to each Loan: (a) initially, the period commencing (and including) on the Borrowing Date for such Loan and ending (but excluding) on the date one or three months thereafter or such other period as the Borrower and the Administrative Agent (acting at the direction of the Majority Lenders) may agree, as the Borrower may select by notice provided under Section 2.03(e), and (b) thereafter, the period commencing (and including) on the last day of the preceding Interest Period and ending (but excluding) on the date one, three or six months thereafter or such other period as the Borrower and the Administrative Agent (acting at the direction of the Majority Lenders) may agree, as the Borrower may select by notice provided under Section 2.03; provided, that (i) if any such period would otherwise end on a day that is not a Business Day, such period shall be extended to the next succeeding Business Day unless such day falls into the following calendar month, in which event such period shall end on the immediately preceding Business Day; (ii) any such period which would otherwise extend beyond the Maturity Date shall end on the Maturity Date; (iii) any such period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such period) shall end on the last Business Day of a calendar month;; and (iv) in the case of any Loan that is made during an outstanding Interest Period for any Loan theretofore made (except on the last day of such Interest Period), the initial Interest Period for such new Loan shall, to the extent such outstanding Loan has an Interest Period of the same or a shorter duration, end on the last day of such outstanding Interest Period.

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“IOSCO” means the International Organization of Securities Commissions.

“IRS” means the U.S. Internal Revenue Service.

“Joint Lead Arrangers and Bookrunners” means, collectively, BofA Securities Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., and JPMorgan Chase Bank, N.A.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement , any lease in the nature thereof and any agreement to give any security interest); provided that the lessee in respect of a Capitalized Lease Obligation or Sale and Leaseback Transaction will be deemed to have Incurred a Lien on the property leased thereunder; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Loan” has the meaning assigned to such term in Section 2.01.

“Loan Documents” means, collectively, this Agreement, any Fee Letter, and the Promissory Notes and any other document the Borrower may from time to time designate as such.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Majority Lenders” means, at any time, Lenders holding more than 50% of the aggregate outstanding principal amount of the Loans or, if no Loans are outstanding, Lenders having more than 50% of the aggregate amount of the Commitments as most recently in effect; provided that the Loans and Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders until such time as such Lender is no longer a Defaulting Lender. Notwithstanding the foregoing, no Lender shall be deemed to be a Defaulting Lender for purposes of this definition if the occurrence of (a) through (e) in the definition of Defaulting Lender is the result of the acquisition of controlling Capital Stock in such Lender by a Governmental Authority

“Margin Stock” means margin stock within the meaning of Regulations T, U and X.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the legality, validity, binding nature or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Maturity Date” means the date falling on the third anniversary of the date hereof or, if such date is not a Business Day, the immediately preceding Business Day.

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“Mexican Guarantors” means DeRemate.com de Mexico S. de R.L. de C.V., MP Agregador, S. de R.L. de C.V. and each other Subsidiary incorporated under the laws of Mexico that becomes a Guarantor pursuant to Section 5.12.

“Minimum Unrestricted Liquidity” means, as of any date of determination, the sum of Cash and Cash Equivalents (excluding restricted Cash and Cash Equivalents) plus short-term investments (excluding short-term investments held in guarantee). For the avoidance of doubt, the amounts corresponding to ‘Cash and Cash Equivalents’, ‘restricted cash and cash equivalents’, ‘short-term investments’ and ‘short-term investments held in guarantee’ shall correspond to those set forth under Note 4 entitled “Cash, cash equivalents, restricted cash and cash equivalents and investments” as shown on the most recent quarterly financial statements of the Borrower provided to the Administrative Agent pursuant to Section 4.01(j) (or required to be provided hereunder).

“Notes” means the Borrower’s U.S.$700,000,000 principal amount of 3.125% Notes due 2031 and U.S.$400,000,000 principal amount of 2.375% Sustainability Notes due 2026.

“Notice of Borrowing” has the meaning assigned to such term in Section 2.06.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Organizational Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation (escritura constitutiva) and the current bylaws (estatutos sociales) (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary intangible, recording, filing or similar Taxes which arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and/or any of the other Loan Documents; excluding, however, such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than such Taxes imposed with respect to an assignment that occurs as a result of the Borrower’s request pursuant to Section 2.17(b)).

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“Participant” has the meaning assigned to such term in Section 9.06(b).

“Participant Register” has the meaning assigned to such term in Section 9.06(b).

“Payment Recipient” has the meaning assigned to such term in Section 8.10(a).

“Patriot Act” has the meaning assigned to such term in Section 9.19.

“Payor” has the meaning assigned to such term in Section 2.12(h).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Periodic Term SOFR Determination Date” has the meaning assigned to such term in the definition of “Term SOFR”.

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“Permitted Lien” means any of the following: (1) Liens existing on the date of this Agreement and any extension, renewal or replacement thereof, so long as the principal amount of Indebtedness secured thereby does not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement (except that, where an additional principal amount of Indebtedness is Incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and any improvements on such property); (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law Incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings; (3) (a) licenses, sublicenses, leases or subleases granted by the Borrower or any of its Subsidiaries to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries and (b) any interest or title of a lessor, sublessor or licensor under any lease or license agreement permitted by the Indenture to which the Borrower or any Subsidiary is a party; (4) Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, customs duties, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (5) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (6) Liens on patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes to the extent such Liens arise from the granting of license to use such patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes to any Person in the ordinary course of business of the Borrower or any of its Subsidiaries; (7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Borrower or a Subsidiary, including rights of offset and set-off; (9) (i) Liens for taxes, assessments or other governmental charges, and (ii) attachment or judgment Liens, in each case, which are being contested in good faith by appropriate proceedings, provided that reserves or other appropriate provisions, if any, as may be required pursuant to GAAP have been made in respect thereof; (10) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Borrower or any of its Subsidiaries or to the ownership, lease or sublease of properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Borrower or any of its Subsidiaries; (11) deposits in the ordinary course of business securing liability for reimbursement obligations of insurance carriers providing insurance to the Borrower or its Subsidiaries and any Liens thereon; (12) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; (13) Liens in favor of the government of Argentina, Brazil, Mexico, Chile, Colombia and the United States or any political subdivision thereof, to secure payments pursuant to any contract with such government or to any statute to which the Borrower or any of its Subsidiaries is subject; (14) Liens securing the Notes or any guarantees of the Notes on the date hereof; (15) Liens securing Hedging Obligations; (16) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Borrower or another Subsidiary; (17) Liens securing Acquired Indebtedness not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation; provided that: (a) such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Borrower or a Subsidiary and were not granted in connection with, or in anticipation of the Incurrence of such Acquired Indebtedness by the Borrower or a Subsidiary; and (b) such Liens do not extend to or cover any property of the Borrower or any Subsidiary other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Borrower or a Subsidiary and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Borrower or a Subsidiary; (18) purchase money Liens securing Purchase Money Indebtedness or Capitalized Lease Obligations Incurred (or guarantees in respect thereof) to finance the acquisition or leasing of property of the Borrower or a Subsidiary; provided that: (a) the related Purchase Money Indebtedness does not exceed the cost of such property and will not be secured by any property of the Borrower or any Subsidiary other than the property so acquired; and (b) the Lien securing such Indebtedness will be created within 365 days of such acquisition; (19) Liens granted to secure Indebtedness from, directly or indirectly, any international or multilateral development bank, government-sponsored agency, export-import bank or agency, or official export-import credit insurer; (20) Liens incurred in connection with a Permitted Securitization Financing; or (21) Liens securing an amount of Indebtedness or Attributable Debt outstanding at any one time not to exceed the greater of (a) $2.020 million (or the equivalent in other currencies) or (b) 20% of Consolidated Total Assets. For purposes of determining compliance with Section 5.11, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and of any other available exemption, and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Borrower shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with the categories of Permitted Liens.

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“Permitted Securitization Financing” means any of one or more financing facilities in respect of accounts receivables, credit card receivables, credit loans or any rights to receive payments in the ordinary course of business (whether in the form of a securitization, factoring, discounting, individual or global/bulk assignment or other similar financing transaction) the obligations of which are non-recourse to the Borrower or any Subsidiary (other than a Securitization Subsidiary or other Person that is not a Subsidiary), except for customary representations, warranties, covenants, indemnities, legal or regulatory obligations with respect to the validity or existence of the assigned, discounted or secured right, and other customary carve outs or guarantees in connection with such facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of the Borrower or any Subsidiary, or any such plan to which the Borrower or any Subsidiary is required to contribute on behalf of any of its employees or with respect to which the Borrower has any liability.

“Platform” has the meaning assigned to such term in Section 9.02(d).

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent, acting at the direction of the Majority Lenders) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent, acting at the direction of the Majority Lenders). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective and the Administrative Agent shall notify the Borrower of any change promptly thereafter.

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“Principal Office” means the office of the Administrative Agent or such other office or office of a third party or a sub-agent, as appropriate, as such Person may from time to time designate to the Borrower and each Lender upon two (2) Business Days’ written notice.

“Proceeding” means any claim, litigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Process Agent” has the meaning assigned to such term in Section 9.14.

“Promissory Note” and “Promissory Notes” have the meanings assigned to such terms in Section 2.04.

“Property” of any Person means any property, assets or revenues of such Person or any interest therein.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Money Indebtedness” means Indebtedness Incurred for the purpose of financing all or any part of the purchase price, or other cost of construction or improvement of any property; provided that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of the Refinancing.

“Quarterly Compliance Certificate” has the meaning assigned to such term in Section 5.01(d).

“Recipient” means (a) the Administrative Agent and (b) any Lender.

“Refinance” means, in respect of any Indebtedness, to issue any Indebtedness in exchange for or to refinance, replace, defease or refund such Indebtedness in whole or in part. “Refinanced” and “Refinancing” have correlative meanings.

“Register” has the meaning assigned to such term in Section 9.06(d).

“Registrar” means The Bank of New York Mellon, pursuant to the terms of the Indenture.

“Regulation U” means Regulation U (12 C.F.R. Part 221) of the Board of Governors of the Federal Reserve System.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank New York, or any successor thereto.

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“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Required Payment” has the meaning assigned to such term in Section 2.12(h).

“Requirement of Law” means, as to any Person, any generally applicable law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Borrower with responsibility for the administration of the relevant portion of the Loan Documents.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Borrower or a Subsidiary of any property, whether owned by the Borrower or any Subsidiary at the Closing Date or later acquired, which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property for a sale price of U.S. $15,000,000 (or its equivalents in other currencies) or more.

“Sanctioned Country” means any country or territory that is the subject of comprehensive Sanctions Laws that broadly prohibit dealings with such country or territory (as of the date hereof, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means any Person with whom dealings are restricted or prohibited under any Sanctions Laws, including as a result of: (a) being named on any list of Persons subject to Sanctions Laws, (b) being located, organized, or resident in, or directly or indirectly owned or controlled by the government of, any Sanctioned Country, (c) any direct or indirect relationship of ownership, control, or agency with a Person described in (a) or (b).

“Sanctions Laws” means the laws, regulations, and rules promulgated or administered by OFAC or the U.S. Department of State to implement U.S. sanctions programs, including any enabling legislation or Executive Order related thereto, as amended from time to time; the sanctions and other restrictive measures applied by the European Union in pursuit of the Common Foreign and Security Policy objectives set out in the Treaty on European Union; and any similar sanctions laws enacted by the United States, Mexico, Canada, the European Union (and its Member States), the United Kingdom, or the United Nations.

“Securitization Subsidiary” means a Subsidiary of the Borrower: (1) that is designated a “Securitization Subsidiary” by the Board of Directors; (2) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Securitization Financings and any activity necessary, incidental or related thereto; (3) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which (a) is guaranteed by the Borrower or any other Subsidiary of the Borrower, (b) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way, or (c) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof; and (4) with respect to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results; provided that, in respect of clauses (3) and (4), customary recourse pursuant to the definition of Permitted Securitization Financing shall be allowed.

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“Senior Financial Officer” means, as to any Person, the chief financial officer, the treasurer or the comptroller of such Person, as applicable.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X of the Securities and Exchange Commission.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” means, with respect to any Person at any time, that (a) the fair value of the Property of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, Incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in a business and is not about to engage in a business for which such Person’s Property would constitute an unreasonably small capital.

“Subsidiary” means, with respect to any Person, any other Person of which such Person owns, directly or indirectly, more than 50% of the voting power of the other Person’s outstanding Voting Stock.

“Surviving Entity” means the Person formed by a consolidation or into which the Borrower is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the assets of the Borrower and of the Borrower’s Subsidiaries substantially as an entirety.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means,

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(a)               for any calculation with respect to a Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)               for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.

“Term SOFR Adjustment” means, for any calculation with respect to a Loan or an ABR Loan, a percentage per annum as set forth below for the applicable type of such Loan or an ABR Loan and (if applicable) Interest Period therefore:

ABR Loans: 0.10%

Loans:

Interest Period	Percentage
One month	0.10%
Three months	0.10%

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“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent, acting at the direction of the Majority Lenders, acting reasonably).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Transferee” has the meaning assigned to such term in Section 9.06(f).

“Triggering Indebtedness” means (i) any U.S Dollar or Euro debt securities of the Borrower issued in the international capital markets, or (b) any bilateral or syndicated credit facility extended by any financial institutions to the Borrower that has an aggregate principal amount at any one time outstanding in excess of $100,000,000.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.15(g)(ii)(B).

“Voting Stock” means, with respect to any Person, securities of any class of Capital Stock of such Person then outstanding and normally entitled to vote in the election of the Board of Directors (or equivalent governing body) of such Person. The term “normally entitled” means without regard to any contingency.

“Wholly Owned Subsidiary” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Capital Stock of which (other than (x) director’s qualifying shares, and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

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“Withholding Agent” means any Loan Party, the Administrative Agent and any other applicable withholding agent.

“Write-down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the UK Resolution Authority under the Bail-In Legislation to cancel, transfer or dilute shares issued by a UK Financial Institution, to cancel, reduce, modify or change the form of a liability of such UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that UK Financial Institution or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.      Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Promissory Notes or any certificate or other document made or delivered pursuant hereto or thereto.

(b)               As used herein and in the Promissory Notes, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.01 and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)               Capitalized terms defined in the preamble hereto shall have their respective meanings when used in this Agreement.

(d)               All terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa.

(e)               The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(f)                Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein (including any Organizational Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time or to the successor law or regulation.

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Section 1.03.      Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time..

Article II

Amount and Terms of Commitment

Section 2.01.      Revolving Commitment. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make loans under this Section 2.01 in Dollars and bearing interest at a rate based on Adjusted Term SOFR (other than pursuant to clause (c) of the definition of “ABR”, each, a “Loan”) to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Lender and, as to all Lenders, in an aggregate principal amount up to but not exceeding $400,000,000. Within such limits, the Borrower may borrow, repay and reborrow on and subject to the terms and conditions of this Agreement.

(b)               Each Borrowing shall be in an aggregate amount of $50,000,000 or in integral multiples of $10,000,000 in excess thereof (or, if less, the aggregate amount of the unused Commitments) and shall consist of Loans made on the same day by the Lenders ratably in accordance with their respective Commitments. There shall not at any time be more than a total of eight (8) Loans outstanding (it being understood that all Loans made to the Borrower on the same day shall be counted as one Loan for purposes of this Section 2.01(b)).

(c)               The Borrower shall use the proceeds of the Loans for the purposes set forth in the preliminary statement to this Agreement, provided that neither the Administrative Agent nor the Lenders shall have any responsibility as to the use of any of such proceeds.

(d)               Without limiting the last sentence of Section 9.06(d), not later than three (3) Business Days after any change to the Register, upon request of the Borrower, the Administrative Agent shall deliver a copy of the updated Register to the Borrower reflecting such change.

Section 2.02.      Repayment of Principal. The Borrower agrees to repay to the Administrative Agent for the pro rata account of the Lenders the full principal amount of the outstanding Loans on the Maturity Date.

Section 2.03.      Payment of Interest. (a) The Borrower agrees to pay interest on the unpaid principal amount of each Loan, for the period from and including the Borrowing Date of such Loan to but not including the date of repayment of the principal of such Loan in full, at a rate per annum for each Interest Period in respect of each such Loan for such Interest Period equal to Adjusted Term SOFR plus the Applicable Margin.

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(b)               Notwithstanding clause (a) hereof, during any period when an Event of Default has occurred and is continuing, the Borrower agrees to pay interest on the overdue principal amount of each Loan and on any other amount payable by the Borrower hereunder at a rate per annum equal to (i) in the case of any principal of any Loan, the interest rate then in effect for such Loan plus 2% per annum for the balance of the then current Interest Period and thereafter Adjusted Term SOFR for each Interest Period plus the Applicable Margin plus 2% per annum and (ii) in the case of any other amount, to the extent permitted by applicable law, Adjusted Term SOFR for each Interest Period plus the Applicable Margin plus 2% per annum.

(c)               Accrued interest shall be payable in arrears on the last day of each Interest Period, provided that (i) accrued interest shall be also payable upon each prepayment or repayment of the Loans as provided in Sections 2.07 and 2.08 and (ii) interest accruing under clause (b) above shall be payable from time to time on demand.

(d)               The Administrative Agent shall as soon as practicable (but no later than two (2) Business Days prior to the commencement of each Interest Period) notify the Borrower and the Lenders in writing of each determination of the Adjusted Term SOFR and the length of each Interest Period. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

(e)               The Borrower shall, prior to 12:00 p.m. (New York time) at least three (3) Business Days prior to the commencement of each Interest Period, give the Administrative Agent irrevocable notice of its election for such Interest Period to have a duration of one, three or six months or such other period as the Borrower and the Administrative Agent (acting at the direction of the Majority Lenders) may agree. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. In the event that the Borrower fails to timely select in accordance herewith the duration of any Interest Period, the Borrower will be deemed to have selected an Interest Period of three months’ duration.

(f)                The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate, or Term SOFR, or any component of the definition thereof or rates referred to in the definition thereof, or any alternative successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement or any relevant adjustments thereto), in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case, pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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(g)               In connection with the use or administration of Term SOFR, the Administrative Agent (acting at the direction of the Majority Lenders) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Lenders agree that any such Conforming Changes as may be instructed to be made by the Majority Lenders will not result in a recognition event for the Borrower under Section 1001 of the Code; provided, that the Administrative Agent shall have no duty or responsibility to determine or inquire whether any such event has occurred.

Section 2.04.      Promissory Notes. On or prior to each Borrowing Date, the Borrower will execute and deliver to each Lender a single promissory note (pagaré) of the Borrower dated the applicable Borrowing Date evidencing such Lender’s Loan, in substantially the form of Exhibit A (each, a “Promissory Note” and collectively, the “Promissory Notes”), payable to such Lender and in a principal amount equal to such Lender’s Loan. Any such Promissory Note shall be made available at the Corporate Office or delivered to a Custodian for the benefit of, and at the request of, the applicable Lender, at such Lender’s election, and if the applicable Lender shall assume full liability and provide customary indemnification for the loss thereof in a manner reasonably acceptable to the Borrower, such Lender may elect for the Borrower to deliver such Promissory Note by courier or other nationally recognized delivery service. Promptly upon the election of the Borrower pursuant to Section 2.03(e) to change the duration of the Interest Period of any Loan the Borrower shall execute and deliver to each Lender, in exchange for the Promissory Note evidencing such Loan theretofore delivered to such Lender pursuant to this Section 2.04, a new Promissory Note in substantially the form of Exhibit A payable to such Lender, dated the applicable Borrowing Date, in a principal amount equal to the principal amount of such Promissory Note and otherwise duly completed. After the effectiveness of an assignment made pursuant to Section 9.06(c), within fifteen (15) days of the effectiveness of an assignment, the Borrower shall execute and deliver to the applicable Assignee, in exchange for the Promissory Notes evidencing the Loans so assigned theretofore delivered to the assigning Lender pursuant to this Section 2.04, new Promissory Notes in substantially the form of Exhibit A payable to such Assignee, dated the applicable Borrowing Dates, provided that each Promissory Note shall be in a principal amount equal to the principal amount of each Loan so assigned and otherwise duly completed (or, alternatively, in the case of an assignment covering all or the remaining portion of the assigning Lender’s Loans, the assigning Lender may endorse such original Promissory Notes in favor of such Assignee). In the case of an assignment whereby the assigning Lender retains a portion of its Loans, the Borrower shall also promptly (but in any event within fifteen (15) days of the effectiveness of such assignment) execute and deliver to such assigning Lender, in exchange for the Promissory Notes evidencing the Loans remaining after the effectiveness of such assignment theretofore delivered to the assigning Lender pursuant to this Section 2.04 to the extent such Promissory Notes were not previously returned to the Borrower, new Promissory Notes in substantially the form of Exhibit A payable to such assigning Lender, dated the applicable Borrowing Dates, provided that each Promissory Note shall be in a principal amount equal to the principal amount of each of such assigning Lender’s Loans remaining after the effectiveness of such assignment. Any and all costs and expenses that arise from this exchange of Promissory Notes shall be borne by the Assignee or the assigning Lender. In the event of a conflict between the terms of this Agreement and any Promissory Note, the terms of this Agreement shall prevail. In the case of a prepayment in full of any outstanding Loan to a Lender, such Lender shall (i) within the following fifteen (15) days, deliver a scanned document evidencing the cancellation of the Promissory Note evidencing such Loan; and (ii) within thirty (30) days after the full prepayment, return the Promissory Note evidencing such Loan to the Borrower. In the case of a prepayment in part of any outstanding Loan to a Lender and upon receipt by such Lender of a new Promissory Note dated the applicable Borrowing Date evidencing the remaining outstanding portion of such Loan, such Lender shall (i) within the following fifteen (15) days, deliver a scanned document evidencing the cancellation of the Promissory Note evidencing such Loan; and (ii) within thirty (30) days after the partial prepayment, return the Promissory Note evidencing such Loan to the Borrower.

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Section 2.05.      Fees. (a) The Borrower agrees to pay to the Administrative Agent and the Joint Lead Arrangers and Bookrunners fees in such amounts and at such times as previously agreed upon between the Borrower and the Administrative Agent and the Joint Lead Arrangers and Bookrunners and as set forth in the applicable Fee Letter.

(b)               The Borrower agrees to pay to the Administrative Agent for account of each Lender a commitment fee at the rate of 0.3125% per annum, computed by each Lender on the daily average unused amount of the Commitment of such Lender during the period from the Closing Date until the termination or expiration of the Commitments (by the reduction of the Commitments to zero), payable quarterly in arrears at the end of each calendar quarter (commencing on the calendar quarter ended March 31, 2022) and on the date of termination or expiration of the Commitments (by the reduction of the Commitments to zero).

(c)               All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of the fees set forth in Section 2.05(b), to the Lenders. Fees paid shall not be refundable under any circumstances, absent of manifest error.

Section 2.06.      Procedure for Borrowing. The Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit B (a “Notice of Borrowing”), which notice must be received by the Administrative Agent prior to 11:00 a.m. (New York time) at least three (3) Business Days prior to each Borrowing Date, requesting a Borrowing and specifying the requested Borrowing Date, the aggregate principal amount of the Loans to be made on such date, the duration of the initial Interest Period for such Loans and payment instructions for the account to which such Loans shall be made. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or waiver thereof by the Lenders in accordance with this Agreement), each such Lender will make the amount of its pro rata share of the Borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent’s Account prior to 11:00 a.m. (New York time) on the relevant Borrowing Date in immediately available funds. The amounts so received by the Administrative Agent will then be made available to the Borrower by the Administrative Agent promptly remitting on such Borrowing Date, to an account designated by the Borrower in the Notice of Borrowing, the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

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Section 2.07.      Prepayments. (a) The Borrower may at any time prepay any Loan, in whole or in part, without premium or penalty, upon at least five (5) days’ irrevocable notice to the Administrative Agent (which notice must be received by the Administrative Agent prior to 11:00 a.m. (New York time)), specifying the date and amount of prepayment. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.16 and accrued and unpaid interest and fees to such date on the amount prepaid.

(b)               Partial prepayments shall be in an aggregate minimum principal amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof; provided, that any partial prepayment that is a prepayment of the full outstanding principal amount of the Loans may be in a lesser principal amount.

Section 2.08.      Repayment and Termination of Commitments upon a Change of Control. Promptly following the occurrence of a Change of Control event (but in any case no later than on the second Business Day thereafter), the Borrower shall deliver to the Administrative Agent a notice (the “Change of Control Notice”), (i) describing the circumstances which gave rise to the Change of Control, (ii) indicating date of consummation of the Change of Control, (iii) referring to this Section 2.08, (iv) containing an offer by the Borrower to (x) prepay the entire outstanding principal amount of any outstanding Loans, together with accrued unpaid interest on such Loans to the date of prepayment and (y) such Lender’s Commitments hereunder shall be reduced to zero, which prepayment shall become due and payable, and termination of Commitments will become effective, eleven (11) Business Days following the date of the Change of Control Notice (the “Change of Control Payment Date”) (unless waived in writing by each Lender pursuant to Section 2.08(v)), and (v) requesting each Lender to notify the Borrower and the Administrative Agent (a “Change of Control Waiver Prepayment Notice”) of its election to reject such offer (each Lender that shall reject such offer in its respective Change of Control Waiver Prepayment Notice, a “Rejecting Lender”) not later than ten (10) Business Days following the date of the Change of Control Notice. On the Change of Control Payment Date, (1) the Borrower shall prepay, without premium or penalty, the portion of the Loans held by each Lender (other than a Rejecting Lender) together with accrued and unpaid interests on such Loans to, but not including, the date of prepayment and (2) all Commitments of such Lender hereunder shall be reduced to zero, provided that if any prepayment is made pursuant to this Section 2.08 on any day other than the last day of an Interest Period, the Borrower shall also pay any amounts owing pursuant to Section 2.16.

Section 2.09.      Changes of Commitment. (a) The Commitments shall be automatically reduced to zero at the close of business on the date falling one month prior to the Maturity Date.

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(b)               The Borrower may, upon three (3) Business Days’ notice to the Administrative Agent, terminate in whole or reduce in part ratably any unused portion of the Commitments, without premium or penalty, but subject to any costs that may be owing pursuant to Section 2.15 after giving effect to such termination or reduction; provided, however, that each partial reduction shall be in an aggregate amount that is not less than $5,000,000 and an integral multiple of $1,000,000 in excess of that amount; provided, further, that the Borrower shall not terminate or reduce the aggregate Commitments if the aggregate outstanding principal amount of the Loans would exceed the aggregate Commitments.

(c)               A Commitment once terminated may not be reinstated.

Section 2.10.      Inability to Determine Interest Rate. (a) Subject to Section 2.11, if on or prior to the first day of any Interest Period for any Loan:

(i) the Majority Lenders notify the Administrative Agent in writing that, and/or the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR cannot be determined pursuant to the definition thereof, or

(ii) the Majority Lenders determine that for any reason in connection with any request for a Loan or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Majority Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender.

(b)               Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make or maintain Loans, and any right of the Borrower to continue the Loans or to convert the Loans into ABR Loans shall be superseded (to the extent of the affected Loans or affected Interest Periods) until the Administrative Agent (at the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of the Loans (to the extent of the affected Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.14. Subject to Section 2.11, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of ABR until the Administrative Agent (acting at the direction of the Majority Lenders) revokes such determination. For the avoidance of doubt, in order to calculate the applicable interest rate for any ABR Loan, the Applicable Margin will not be taken into consideration and shall not apply to any ABR Loan.

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Section 2.11.      Benchmark Replacement Setting.

(a)               Benchmark Replacement. Notwithstanding anything to the contrary herein, or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.

(b)               Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (acting at the direction of the Majority Lenders) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)               Notices; Standards for Decisions and Determinations. The Administrative Agent (acting at the direction of the Majority Lenders) will promptly notify the Borrower (with a copy to all Lenders) of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement, (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.11(d) and (iv) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, (x) in the case of any determination, decision or election by the Administrative Agent pursuant to this Section 2.11, will be made at the written direction of the Majority Lenders, and (y) in the case of any determination, decision or election by any Lender (or group of Lenders), if applicable, pursuant to this Section 2.11, may be made in its or their sole discretion, and, in each case, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11.

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(d)               Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent (acting at the direction of the Majority Lenders, acting reasonably) or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the IOSCO Principles for Financial Benchmarks, then the Administrative Agent (acting at the direction of the Majority Lenders, acting reasonably) may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the IOSCO Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent (acting at the direction of the Majority Lenders) may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. Any modification of an “Interest Period” shall be promptly notified to the Borrower (but in no event two (2) Business Days after such modification has been adopted).

(e)               Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, or continuation of Loans to be made or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

(f)                Notwithstanding anything herein or in any other Loan Document to the contrary, the Administrative Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of Term SOFR (or any other applicable Benchmark), or whether or when there has occurred, or to give notice to any other party to this Agreement or any other Loan Document of, the occurrence of, any Benchmark Transition Event or matter related to any of the foregoing, (ii) to select, determine or designate any Benchmark Replacement or Conforming Changes, or any other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any modifier to any replacement or successor index.

(g)               The Administrative Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement or any other Loan Document as a result of the unavailability of Term SOFR (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other party to this Agreement or any other Loan Document, including without limitation the Borrower or the Lenders, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement or any other Loan Document and reasonably required for the performance of such duties.

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(h)               The Administrative Agent shall not be bound to follow or agree to any amendment or supplement to this Agreement (including any Conforming Changes) that would increase or materially change or affect the duties, obligations or liabilities of the Administrative Agent (including the opposition or expansion of discretionary authority), or reduce, eliminate, limit or otherwise change any right, privilege or protection of the Administrative Agent, or would otherwise materially and adversely affect the Administrative Agent, in each case in its sole judgment, without the Administrative Agent’s express written consent.

Section 2.12.      Pro Rata Treatment; Payments. (a) Each Borrowing of the Loans shall be made pro rata according to the Commitments of the Lenders; and each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans and the fees set forth in Section 2.05(b) shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders, except for payments or prepayments to any Lender in connection with a claim under Section 2.13, 2.14, 2.15 or 2.16.

(b)               All payments (including prepayments) of principal of and interest on a Loan and the fees set forth in Section 2.05, and all other amounts payable under this Agreement shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent’s Account (or such other account as the Administrative Agent may specify) not later than 11:00 a.m. (New York time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day and any applicable interest or fee shall continue to accrue).

(c)               The Borrower shall, subject to the pro rata requirements of this Section 2.12, at the time of making each payment hereunder for the account of any Lender, specify to the Administrative Agent (which shall notify the intended recipient(s) thereof) the amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent shall distribute such payment to the Lenders for application in such manner as the Majority Lenders, subject to the pro rata requirements of this Section 2.12, determine to be appropriate). The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in Dollars.

(d)               Each payment received by the Administrative Agent under this Agreement for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in Dollars, for account of such Lender’s Applicable Lending Office.

(e)               If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, fees and other amounts then due and payable hereunder, such funds shall be applied (i) first, to pay any amounts then due and payable to the Administrative Agent in its capacity as such, (ii) second, to pay interest then due and payable hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest then due and payable to such parties, (iii) third, to pay fees then due and payable hereunder, ratably among the parties entitled thereto in accordance with the amounts of fees then due and payable to such parties, (iv) fourth, to pay principal then due and payable hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due and payable to such parties, and (v) fifth, to pay other amounts then due and payable hereunder, ratably among the parties entitled thereto in accordance with the amounts of such other amounts then due and payable to such parties.

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(f)                Except as otherwise specified herein, if any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day (unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day), and interest shall be payable for any principal so extended for the period of such extension.

(g)               Interest and commitment fees hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

(h)               Unless the Administrative Agent shall have been notified in writing by any Lender (the “Payor”) prior to the date on which the Payor is to make a payment to the Administrative Agent of the proceeds of a Loan to be made by such Lender hereunder (any such payment being herein called the “Required Payment”) that such Lender will not make the Required Payment (which such notice or absence thereof will in no way release a Lender from its obligations hereunder if it is otherwise obligated hereunder), the Administrative Agent may (but shall not be obligated to) assume that the Payor is making the Required Payment available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on such date, the Payor shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the rate specified by the Administrative Agent as its cost of funding such amount for the period until such amount is made available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Payor with respect to any amounts owing under this Section 2.12(h) shall be conclusive in the absence of manifest error.

(i)                 The failure of any Lender to make a Loan to be made by it hereunder shall not relieve any other Lender of its obligation to make a Loan under this Agreement, and no Lender shall be responsible for the failure of any other Lender to make a Loan hereunder.

Section 2.13.      Illegality. Notwithstanding any other provision herein, if after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a competent Governmental Authority shall make it unlawful for any Lender to make or maintain any of its Loans as contemplated by this Agreement and the Promissory Notes, such Lender shall give notice thereof to the Administrative Agent and the Borrower describing in reasonable detail the relevant provisions of such Requirement of Law, following which (a) the Commitment of such Lender shall forthwith be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances causing such suspension no longer exist and (b) if such Requirement of Law shall so mandate, such Lender’s Loans then outstanding shall be prepaid by the Borrower on or before the fifth Business Day after the date of receipt by the Borrower of such notice, together with all accrued and unpaid interest to the prepayment date on the amount prepaid and any amounts applicable to such prepayment pursuant to Section 2.16 (unless actions taken pursuant to Section 2.17 shall make such prepayment unnecessary); provided, however, that if it is lawful for such Lender to maintain its Loans through the last day of the applicable Interest Period, such payment shall be made on such date.

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Section 2.14.      Increased Costs. (a) If after the date hereof the adoption of or any change in any Requirement of Law or in the generally applicable interpretation or application thereof by a competent Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other competent Governmental Authority made subsequent to the date hereof and on or prior to the Maturity Date (a “Change in Law”) (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Promissory Note or other Loan Document or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for (x) (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes and (y) changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Office), (ii) shall impose, modify or hold applicable any reserve, special deposit, contribution, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, the Applicable Lending Office of such Lender, or (iii) shall impose on such Lender any other condition, cost or expense (other than Taxes), and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender reasonably deems, acting in good faith, to be material, of making or maintaining its Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall upon the request of such Lender pay such Lender, on the last day of the Interest Period in which such Lender makes a request, such additional amounts as are necessary to compensate such Lender for such increased cost or reduced amount receivable. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted and shall constitute a Change in Law and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to “Basel III,” are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted and shall constitute a Change in Law.

(b)               If any Lender shall have determined that a Change in Law has occurred regarding capital or liquidity adequacy that would have the effect of reducing the rate of return on capital or the liquidity of such Lender or of any corporation controlling such Lender as a consequence of its obligations hereunder or its Loans to a level below that which such Lender or such corporation could have achieved but for such Change in Law (taking into consideration such Lender’s or such corporation’s policies with respect to capital or liquidity adequacy) by an amount reasonably deemed by such Lender, acting in good faith, to be material, then the Borrower shall pay to such Lender on the last day of the Interest Period in which it makes a request for compensation such additional amounts as are necessary to compensate such Lender for such reduction.

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(c)               Each Lender will promptly notify the Borrower and the Administrative Agent of any such Change in Law that will entitle such Lender to compensation pursuant to this Section 2.14. Before giving any such notice to the Borrower and the Administrative Agent pursuant to this subsection (c), such Lender shall take all actions required by Section 2.15. A certificate of any Lender claiming compensation under this Section 2.14, setting forth the additional amount or amounts to be paid to it hereunder and providing reasonable detail as to the assumptions used by such Lender in determining such amounts (and solely in the case of a demand for payment pursuant to a Change in Law described in the last paragraph on Section 2.14(a), a statement as to the general policy of such Lender to request compensation in such circumstances) and the basis on which such amounts were calculated shall constitute prima facie evidence thereof in the absence of manifest error.

(d)               The obligations of the Borrower contained in this Section 2.14 shall survive for a period of one year after the termination of this Agreement and the Promissory Notes and the payment of the Loans and all other amounts payable under the Loan Documents.

Section 2.15.      Taxes.

(a)               For purposes of this Section 2.15, the term “Applicable Law” includes FATCA.

(b)               All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding of such Indemnified Taxes has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15) the applicable Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no deduction or withholding for Indemnified Taxes been made.

(c)               The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law or, at the option of the Administrative Agent, timely reimburse it for the payment of Other Taxes.

(d)               The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) paid or payable by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable and documented expenses arising therefrom or with respect thereto whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. For the avoidance of doubt, no Loan Party shall be required to pay any amount under this Section 2.15(d) with respect to Other Taxes paid or reimbursed by a Loan Party pursuant to Section 2.15(c).

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(e)               Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.06(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.15, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent (acting at the direction of the Majority Lenders).

(g)               (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii) Without limiting the generality of the foregoing: (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two copies of executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax:

(B) any Foreign Lender, if it is legally eligible to do so, shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter as required by law or upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (a) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, two copies of executed IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, two copies of executed IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (b) two copies of executed IRS Form W-8ECI; (c) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) two certificates substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3) (B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments under any Loan Documents are effectively connected with the Foreign Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) two copies of executed IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable; or (d) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), two copies of executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of such direct or indirect partner(s);

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(C) any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), copies of any other executed form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA, and to determine the amount to deduct and withhold, if any, from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Each Lender hereby authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided by the Lender to the Administrative Agent pursuant to this Section 2.15(g). Notwithstanding anything to the contrary in this Section 2.15, a Lender shall not be required to deliver any documentation pursuant to this Section 2.15(g) that such Lender is not legally eligible to deliver.

(h)               If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, as applicable, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h), the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (h) shall not be construed to require any Lender or the Administrative Agent to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(i)                 Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.16.      Indemnity. The Borrower agrees to indemnify each Lender or the Administrative Agent, as applicable, and to hold each Lender or the Administrative Agent, as applicable, harmless from any loss or documented expense which is in the nature of funding breakage costs or costs of redeployment of funds (but excluding loss of margin), upon reasonable notice thereof, which such Lender may sustain or Incur as a consequence of (a) default by the Borrower in making the Borrowing on the relevant Borrowing Date after it has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after it has given notice thereof in accordance with this Agreement, (c) the making of a prepayment of any Loan on a day which is not the last day of an Interest Period or (d) default by the Borrower in payment when due of the principal of or interest on any Loan; provided that in the case of subsections (a), (b) and (c) hereof such Lender or the Administrative Agent, as applicable, shall have delivered to the Borrower a certificate reasonably detailing the amount of such loss or expense, which certificate shall constitute prima facie evidence thereof in the absence of manifest error. The obligations of the Borrower contained in this Section 2.16 shall survive the termination of this Agreement and the payment of the Promissory Notes and all other amounts payable under the Loan Documents and the resignation or removal of the Administrative Agent. For the avoidance of doubt, Section 2.15 shall apply with respect to Taxes.

Section 2.17.      Change of Applicable Lending Office; Assignment; Filings. Each Lender agrees that if it makes any demand for payment under Section 2.14 or 2.15 (a) at the request of the Borrower, it will use reasonable efforts so long as such efforts would not be disadvantageous to it, as determined in its sole discretion, to designate a different Applicable Lending Office if the making of such a designation would reduce or eliminate the need for the Borrower to make payments under Section 2.14 or 2.15, or would eliminate or reduce the effect of any adoption or change described in Section 2.13; (b) at the request of the Borrower, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section 2.17 or such Lender is a Defaulting Lender, such Lender will assign, pursuant to Section 9.06, its Loans to one or more Assignees designated by the Borrower (which shall not include Affiliates of such Lender or any Person who may not be a permitted Assignee pursuant to Section 9.06(c)), provided that such Lender or Defaulting Lender, as applicable, receives payment of an amount on the date of such assignment equal to the amount that would be payable to such assigning Lender or Defaulting Lender, as applicable, if such assignment were a prepayment in full of the Loans of such Lender or Defaulting Lender, as applicable, pursuant to Section 2.07 and (c) in the case of an event giving rise to the operation of Section 2.13, 2.14 or 2.15, at the request of the Borrower, such Lender will file any certificate or document reasonably requested by the Borrower, or take such other reasonable action, subject to Section 2.15(g), if the making of such a filing or the taking of such action would avoid or minimize the consequences of such event, provided that such filing shall not be onerous to such Lender as determined in its reasonable judgment, provided that any reasonable and documented out-of-pocket costs incurred by a Lender in connection with the actions described in the foregoing clauses (a), (b) and (c) shall be reimbursed on demand by the Borrower. Nothing in this Section 2.17 shall affect or postpone any of the obligations of the Lender or the Borrower or the rights of any Lender or the Borrower pursuant to Section 2.13, 2.14 or 2.15.

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Section 2.18.      Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then for so long as such Lender is a Defaulting Lender any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 9.07), except for any amount payable to such Defaulting Lender by an Assignee pursuant to Section 2.17, shall be applied as follows (a) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (b) second, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, (c) third, as the Borrower may request (so long as no Event of Default exists), held in a deposit account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (d) fourth, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (e) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. The rights and remedies against a Defaulting Lender under this Section 2.18 are in addition to other rights and remedies that the Borrower, the Administrative Agent and the non-Defaulting Lenders may have against such Defaulting Lender. The arrangements permitted or required by this Section 2.18 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions or otherwise.

Article III

Representations and Warranties

Each Loan Party jointly and severally (except if any representation or warranty refers only to the Borrower or a Guarantor, in which case, the representation and warranty will be made by the applicable Loan Party) represents and warrants to the Administrative Agent and each Lender that:

Section 3.01.      Financial Statements. (a) The consolidated balance sheet of the Borrower as of December 31, 2021 and the related consolidated statements of income, consolidated statements of comprehensive income, consolidated statements of equity and consolidated statements of cash flow for the fiscal year ended on such date, reported on by Deloitte & Co. S.A., copies of which have heretofore been furnished to the Lenders, present fairly, in all material respects, the consolidated financial condition of the Borrower as at such date, and the consolidated results of their operations, changes in stockholders’ equity and financial position for the fiscal year then ended.

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(b)               The unaudited consolidated balance sheet of the Borrower and the related consolidated statements of income, consolidated statements of comprehensive income, consolidated statements of equity and consolidated statements of cash flow for the fiscal quarter ended on September 30, 2021 present fairly, in all material respects, the consolidated financial condition of the Borrower as at such date, and the consolidated results of their operations, changes in stockholders’ equity and financial position for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments.

(c)               All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.

(d)               No Loan Party or any of the Borrower’s Significant Subsidiaries had, at the date of the most recent balance sheet referred to above, any material contingent obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing financial statements or in the notes thereto.

Section 3.02.      No Change. Since December 31, 2021, there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole.

Section 3.03.      Corporate Existence; Properties; Compliance with Law. Each Loan Party and each Significant Subsidiary is duly organized, validly existing and (to the extent such concept is relevant in such jurisdiction) in good standing under the laws of its jurisdiction of formation or incorporation. Each Loan Party and each of their Significant Subsidiaries (a) possesses all material rights, privileges, franchises, approvals, licenses and concessions necessary to conduct the business in which it is currently engaged, (b) has good record and marketable title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, except to the extent that a failure to have any such title or leasehold interest would not have a Material Adverse Effect, (c) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, and (d) is in compliance with all Requirements of Law, except any non-compliance that could not reasonably be expected to have a Material Adverse Effect.

Section 3.04.      Corporate Power; Authorization; Enforceable Obligations. (a) Each of the Loan Parties has the corporate power, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, solely with regards to the Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the Borrowings on the terms and conditions hereof, the execution, delivery and performance of the Loan Documents and the remittance of payments in Dollars of all amounts payable under the Loan Documents.

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(b)               No consent or authorization of, approval by, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents, other than such consents, authorizations, approvals filings and notices which have been obtained and are in full force and effect.

(c)               This Agreement has been, and on each Borrowing Date the Promissory Notes will have been, duly executed and delivered on behalf of the Borrower.

(d)               This Agreement constitutes, and, as applicable, each Promissory Note, when executed and delivered for value on each Borrowing Date will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, in each case except as enforceability may be limited by applicable bankruptcy, insolvency, quiebra, concurso mercantil, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.05.      No Legal Bar. Each Loan Party represents and warrants to the Administrative Agent and each Lender that the execution, delivery and performance of the Loan Documents, the Borrowings hereunder and the use of the proceeds thereof, if applicable to such Loan Party, do not and will not violate such Loan Party’s organizational or governing documents or any Requirement of Law or any material agreement, instrument or other undertaking to which any Loan Party is a party thereto or by which it is bound or result in, or require, the creation or imposition of any Lien on any of its Properties pursuant to any such Requirement of Law or agreement, instrument or undertaking.

Section 3.06.      No Material Litigation. Except as described in the Borrower’s Form 10-K for its fiscal year ended December 31, 2021 attached hereto as Schedule I, as amended, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened by or against any Loan Party or any of their Significant Subsidiaries or against any of its Properties (a) with respect to this Agreement or the Loan Documents or any of the transactions contemplated hereby or (b) that could reasonably be expected to have a Material Adverse Effect.

Section 3.07.      No Default. No Loan Party nor any of their Significant Subsidiaries is (a) in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it is bound or (b) in default of any order, judgment, decree or ruling of any court, arbitrator, or Governmental Authority that, in either case, could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the applicable Borrowing.

Section 3.08.      Taxes. The Borrower and its Significant Subsidiaries have filed or caused to be filed all material tax returns which, to the best knowledge of the Borrower or its Significant Subsidiaries, are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material Taxes imposed on it or any of its Property by any Governmental Authority (other than any amount which is currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves (or other sufficient provisions) in conformity with GAAP, if applicable), have been provided on the books of the Borrower or its Significant Subsidiaries, as the case may be.

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Section 3.09.      Pari Passu Status. The obligations of each Loan Party under each Loan Document to which it is a party constitute direct, senior, unsecured, and unsubordinated obligations of such Loan Party, and rank and will, under current law, rank at least pari passu (in priority of payment) with all other direct, senior, unsecured, and unsubordinated obligations of the applicable Loan Party resulting from any Indebtedness of the applicable Loan Party, except for Indebtedness having priority by operation of law, which will have priority over claims of the Administrative Agent and the Lenders.

Section 3.10.      Information. No information that has been made available to the Administrative Agent or any Lender or the representatives or agents of the foregoing by or on behalf of the Loan Parties in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein not misleading.

Section 3.11.      Immunity; Enforcement. (a) Under the laws of its jurisdiction of formation or incorporation, each of the Loan Parties is subject to private commercial law and to suit with respect to the execution, delivery and performance of the Loan Documents, and neither they nor their Properties have any immunity from the jurisdiction of any court, set-off or any legal process that may be brought in the courts of such jurisdiction of incorporation (whether through service of notice, attachment prior to notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

(b)               This Agreement is in proper legal form under the law of the jurisdiction of formation or incorporation of each Loan Party for the enforcement thereof against the relevant Loan Party and if this Agreement were stated to be governed by such law, it would constitute legal, valid and binding obligations of the applicable Loan Party under such law, enforceable in accordance with its terms. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in the jurisdiction of formation or incorporation of each Loan Party of this Agreement or the Promissory Notes, as applicable, that any thereof be filed, recorded or enrolled with any Governmental Authority, or that any such document be stamped with any stamp, registration or similar transaction tax, except that in order for this Agreement or the Promissory Notes, as applicable, to be admissible in evidence in legal proceedings in a court in Mexico, Brazil, Colombia, Chile and Argentina such documents would have to be translated into the Spanish or Portuguese language, as applicable, by a court-approved translator and would have to be approved by such court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

Section 3.12.      Investment Company Act. None of the Loan Parties is required to register as an “investment company” under the Investment Company Act of 1940, as amended from time to time.

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Section 3.13.      Affected Financial Institution. None of the Loan Parties is an Affected Financial Institution.

Section 3.14.      Solvency. The Loan Parties and their Subsidiaries, taken as a whole, are, and after giving effect to the making of each Borrowing and the use of proceeds thereof will be, Solvent.

Section 3.15.      Environmental Compliance. There are no actions, suits, proceedings, claims, disputes or investigations related to environmental matters pending or, to the best knowledge of the Loan Parties, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Loan Parties or any of their Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.16.      ERISA Event. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic No. 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed an amount that if paid could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic No. 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed an amount that if paid by could reasonably be expected to result in a Material Adverse Effect.

Section 3.17.      FCPA, Sanctions and Anti-Money Laundering Laws. (a) None of the Loan Parties nor any of their Subsidiaries, nor any of their directors or officers, nor, to the best knowledge of the Borrower, any agent or employee acting on behalf of the Loan Parties or any of their Subsidiaries, has taken any action, directly or indirectly, that would result in a violation by the Borrower of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the UK Bribery Act 2010, as amended, and the rules and regulations thereunder (the “Bribery Act”), any other applicable anti-corruption law (collectively, the “Anti-Corruption Laws”) or any Anti-Money Laundering Laws, and the Borrower has instituted and maintains policies and procedures designed to promote continued compliance with Anti-Corruption Laws and Anti-Money Laundering Laws.

(b)               None of the Loan Parties nor any of their Subsidiaries, directors or officers (i) is a Sanctioned Person, (ii) is in breach of, or is the subject of any action or investigation under, any applicable Sanctions Laws, or (iii) located, organized or resident in a Sanctioned Country.

(c)               The Borrower will not, directly or indirectly, use the proceeds of the Loans made hereunder in any manner that would result in a violation of any Sanctions Laws by any party to this Agreement or in a violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws.

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Section 3.18.      Margin Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.

Section 3.19.      Beneficial Ownership Certification. As of (a) the Closing Date, the information included in any Beneficial Ownership Certification delivered by the Borrower prior to the date of this Agreement is true and correct in all respects and (b) as of the date delivered, the information included in each Beneficial Ownership Certification delivered pursuant to Section 5.17 is true and correct in all respects.

Article IV

Conditions Precedent

Section 4.01.      Closing Date. The effectiveness of Section 2.01 shall be subject to the conditions precedent that the Administrative Agent shall have received the following documents, as determined by each Lender (or waived by each Lender), each of which shall be in form and substance reasonably satisfactory to the Lenders:

(a)               Agreement. This Agreement, duly executed and delivered by the Loan Parties.

(b)               Fee Letter. Any Fee Letters, duly executed and delivered by the Borrower.

(c)               Certificate as to Organizational Documents; Authorization. A certificate of the Borrower, executed by the secretary or any assistant secretary of its Board of Directors, substantially in the form of Exhibit D hereto dated the Closing Date, as to:

(i)                 the adoption of resolutions (or equivalent corporate actions), of each Loan Party’s Board of Directors or Executive Committee authorizing (A) the execution, delivery and performance by it of the Loan Documents and (B) the Borrowing contemplated hereunder;

(ii)              the incumbency and specimen signature of officers of each of the Loan Parties executing such Loan Documents;

(iii)            the Loan Parties’ current bylaws;

(iv)             to the extent applicable in the Loan Party’s jurisdiction of incorporation, copies of a good standing certificate dated on or about the Closing Date; and

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(v)               the procurement and current effectiveness of all governmental authorizations, approvals, licenses and third party consents, if any, required in connection with the making and performance by each of the Loan Parties of the Loan Documents and the transactions contemplated thereby.

(d)               Closing Date Certificate. A certificate of the Loan Parties substantially in the form of Exhibit E hereto dated the Closing Date and signed by a Senior Financial Officer of the Borrower, certifying that:

(i)                 no Default shall have occurred and be continuing;

(ii)              each of the representations and warranties made by the Loan Parties in or pursuant to this Agreement and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of the Loan Parties pursuant to this Agreement, shall be true and correct in all material respects (or in all respects to the extent already qualified as to materiality) on and as of the date thereof as if made on and as of such date, except to the extent any of such representations and warranties expressly relate to an earlier date; and

(iii)            in the case of the Borrower, that the execution, delivery and performance of this Agreement, the Promissory Notes and the Borrowings made hereunder have been authorized and are within the Indebtedness Incurrence limits approved by the Board of Directors of the Borrower and no other corporate authorization is required by the Borrower for the Incurrence of the Indebtedness under this Agreement or the Borrowings made hereunder.

(e)               Opinions of Counsel. Opinions as follows (addressed to the Administrative Agent and the Lenders and dated the Closing Date):

(i)                 a legal opinion, dated as of the Closing Date, of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to the Loan Parties.

(ii)              a legal opinion, dated as of the Closing Date, of Milbank LLP, special New York counsel to the Lenders.

(iii)            a legal opinion, dated as of the Closing Date, of Nader, Hayaux & Goebel, S.C., special Mexican counsel to the Lenders.

(iv)             a legal opinion dated as of the Closing Date, of Veirano Advogados, special Brazilian counsel to the Lenders.

(v)               a legal opinion dated as of the Closing Date, of Claro y Cia., special Chilean counsel to the Lenders.

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(vi)             a legal opinion dated as of the Closing Date, of Brigard & Urrutia Abogados, special Colombian counsel to the Lenders.

(vii)          a legal opinion dated as of the Closing Date, of Marval, O’Farrell & Mairal, special Argentine counsel to the Lenders.

(f)                Fees. Payment by the Borrower of all documented fees and expenses of the Administrative Agent or any Lender then due and payable under any Fee Letter or this Agreement, including the payment of all expenses, including the fees, costs and expenses of each party’s legal counsel, then due and payable under such Fee Letter or under Section 9.05(a).

(g)               Taxes. Evidence that the Borrower has paid, or is paying out of the proceeds of the initial Borrowing, to the Administrative Agent all Other Taxes, if any, payable in connection with the transactions contemplated hereby.

(h)               Know Your Customer. Such documents as may be required to enable the Lenders and the Administrative Agent to comply with their respective “know your customer” procedures and all documentation and other information as is reasonably requested in writing by the Administrative Agent or the Lenders, at least ten (10) Business Days prior to the Closing Date, about the Borrower and the Guarantors mutually agreed to be required by U.S. regulatory authorities under applicable anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the CDD Rule.

(i)                 Financial Statements. Copies of the financial statements referred to in Section 3.01(a) and (b).

(j)                 No Default. No Default shall have occurred.

(k)               Accuracy of representation and warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to this Agreement shall be true and correct in all material respects (or in all respects to the extent already qualified as to materiality) on and as of the date thereof as if made on and as of such date, except to the extent any of such representations and warranties expressly relate to an earlier date.

(l)                 Third Party Consents. All governmental authorizations, approvals, licenses and third party consents, if any, required in connection with the making and performance by each of the Loan Parties of the Loan Documents and the transactions contemplated thereby have been obtained.

Section 4.02.      Each Borrowing. The obligation of each Lender to make the Loan to be made by it on each Borrowing Date is subject to the following conditions precedent:

(a)               the Administrative Agent shall have received the Notice of Borrowing as provided in Section 2.06 and each Lender shall have received a Promissory Note for such Lender, duly executed and delivered by the Borrower in a principal amount equal to such Lender’s Loan;

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(b)               each of the representations and warranties made by the Borrower in or pursuant to this Agreement and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of the Borrower pursuant to this Agreement, shall be true and correct in all material respects (or in all respects to the extent already qualified as to materiality) on and as of such Borrowing Date as if made on and as of such date (both before and immediately after giving effect to the Loans being made on such Borrowing Date and the application of proceeds thereof), except to the extent any of such representations and warranties expressly relate to an earlier date;

(c)               no Default or Event of Default shall have occurred and be continuing on such Borrowing Date or immediately after giving effect to the Loans requested to be made on such date; and

(d)               payment by the Borrower of all documented fees and expenses of the Administrative Agent or any Lender then due and payable under any Fee Letter or this Agreement, including the payment of all expenses, including the fees, costs and expenses of each party’s legal counsel, then due and payable under such Fee Letter or under Section 9.05(a);

All documents submitted hereunder (other than the resolutions (or equivalent corporate actions) of the Board of Directors or Executive Committee delivered pursuant to Section 4.01(c)(i) hereto, the Organizational Documents, the powers of attorney of the Guarantors (including powers of attorney granted in favor of the Process Agent) shall be in English or accompanied by an English translation; provided that, the Administrative Agent’s sole obligation in respect of any documents submitted in a language other than English shall be to make such documents available to the Lenders on the Platform, and the Administrative Agent shall have no duties or obligations in respect of such documents.

The giving of a Notice of Borrowing shall constitute a certification by the Borrower to the effect that the conditions set forth in Sections 4.02(b) have been fulfilled (as of the date of such Notice of Borrowing and, unless the Borrower otherwise notifies the Administrative Agent prior to the relevant date of Borrowing, as of such Borrowing Date).

Article V

Covenants

The Loan Parties hereby agree that, so long as the Commitments remain in effect, any principal of or interest on any Loan or Promissory Note remains outstanding or any other amount is owing to any Lender or the Administrative Agent under the Loan Documents:

Section 5.01.      Financial Statements. (a)Only if the Borrower terminates its reporting obligations with the U.S. Securities and Exchange Commission (“SEC”) or any successor or analogous Governmental Authority or fails to comply with any of its obligations with the SEC and to the extent not otherwise publicly available on the Borrower’s internet webpage, the Borrower shall furnish to the Administrative Agent with a copy for each Lender:

(i)       as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audited consolidated balance sheet of Borrower and each of its Subsidiaries as at the end of such year and the related consolidated statements of income, consolidated statements of comprehensive income, consolidated statements of equity and consolidated statements of cash flow for such year, setting forth in each case in comparative form the figures for the previous year and accompanied by an unqualified opinion thereon of an independent accountant of recognized international standing;

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(ii)       as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and each of its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, consolidated statements of comprehensive income consolidated statements of equity and consolidated statements of cash flow for the portion of such fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year, certified by a Responsible Officer of the Borrower;

(b)               (i) as soon as available, but in any event within 180 days after the end of each fiscal year of the Guarantors, a copy of the annual audited balance sheet of each Guarantor as at the end of such year and the related consolidated statements of income, consolidated statements of comprehensive income, consolidated statements of equity and consolidated statements of cash flow for such year, setting forth in each case in comparative form the figures for the previous year and accompanied by an unqualified opinion thereon of an independent accountant of recognized international standing (provided, for the avoidance of doubt, that any such balance sheet, consolidated statement of income, consolidated statement of comprehensive income, statements of equity and consolidated cash flows may be delivered in their original language); and (ii) the Borrower shall furnish to the Administrative Agent such additional documents and financial and other information as any Lender may from time to time reasonably request through the Administrative Agent; and

(c)               As soon as practical, but in any case no later than five (5) Business Days following the delivery (or filing with the SEC) of the financial statements pursuant to paragraphs (a) above, a certificate substantially in the form of Exhibit F (a “Quarterly Compliance Certificate”) of a Senior Financial Officer of each of the Loan Parties, stating that such Senior Financial Officer has no knowledge of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and, to the knowledge of such Senior Financial Officer, the period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto, and stating that the Borrower was in compliance with the requirements of Section 5.13 during the quarterly or annual period covered by the statements then being furnished (including any calculations necessary to establish such compliance).

All such financial statements furnished under clauses (a) and (b) above shall be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP (subject, with respect to statements furnished under clause (a)(ii) above, to normal year-end adjustments).

Section 5.02.      Conduct of Business and Maintenance of Existence. Each Loan Party shall continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all material rights, privileges, franchises, approvals, licenses and concessions necessary or desirable in normal conduct of its business.

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Section 5.03.      Compliance With Law; Authorizations. Each Loan Party shall comply with applicable Requirements of Law, except to the extent any non-compliance could not reasonably be expected to have a Material Adverse Effect (unless such non-compliance relates to any Sanctions Laws, Anti-Corruption Laws or Anti-Money Laundering Laws, in which case Borrower shall comply in all respects), and obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, concessions, licenses and consents required in or by the laws and regulations to enable the Borrower lawfully to enter into and perform its obligations under the Loan Documents and to ensure the legality, validity, enforceability or admissibility in evidence of the Loan Documents.

Section 5.04.      Maintenance of Property; Insurance. Each Loan Party shall (a) keep all Property necessary in its business in good working order and condition, ordinary wear and tear excepted, provided that the Borrower may discontinue the maintenance or operation of any such Property if such discontinuation could not reasonably be expected to have a Material Adverse Effect, and (b) maintain with insurance companies (believed in good faith by each Loan Party to be financially sound and reputable) that customarily write insurance for the risks covered thereby such insurance as may be required by law and as is usually carried by companies of established repute engaged in the same or similar business, owning similar properties, and located in the same general areas as the Borrower, except where failures to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05.      Payment of Taxes. Each Loan Party shall file all material tax returns required to be filed in any jurisdiction and pay and discharge or otherwise satisfy as the same shall become due and payable all material Tax liabilities unless the amount, applicability or validity thereof is contested by a Loan Party in good faith and by appropriate proceedings, and such Loan Party has established adequate reserves therefor in accordance with GAAP.

Section 5.06.      Books and Records. Each Loan Party shall (a) keep proper books of records and accounts in which full, true and correct entries in conformity with the generally accepted accounting principles of its jurisdiction of organization and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit, during the occurrence or continuance of an Event of Default, any representatives designated by the Administrative Agent (acting at the direction of the Majority Lenders) or any Lender (including employees of the Administrative Agent, such Lender or any consultants, accountants, lawyers, appraisers and field examiners retained by the Administrative Agent, acting at the direction of the Majority Lenders), upon reasonable prior notice to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested; provided, that the Borrower shall not be required to reimburse the Administrative Agent or any Lender for the cost of more than one such visit during any year, except during the occurrence and continuation of an Event of Default.

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Section 5.07.      Notices. Each Loan Party shall promptly, but in any event within three (3) Business Days after a Responsible Officer of the applicable Loan Party becomes aware, give notice to the Administrative Agent of (a) the occurrence of any Default or Event of Default (which shall state that it is a “notice of default”); (b) any changes in taxes, duties or other charges or any political subdivision or taxing authority thereof or any change in any laws that may affect the amount or timing of receipt of any payment due under this Agreement, the Promissory Notes or the other Loan Documents; (c) any litigation or proceeding affecting any of the Loan Parties in which the amount claimed against such Loan Party is in excess of $40,000,000 (or its equivalent in another currency) and not covered by insurance; and (d) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.08.      Pari Passu Obligations. Each Loan Party shall ensure that its obligations hereunder and, to the extent applicable under the Promissory Notes, at all times constitute direct, senior, unsecured and unsubordinated obligations of such Loan Party ranking at least pari passu in right of payment with all other present or future direct, senior, unsecured and unsubordinated obligations of the applicable Loan Party resulting from any Indebtedness of such Loan Party (other than Indebtedness having priority by operation of law).

Section 5.09.      Consolidation, Amalgamation, Merger and Sale of Assets. (a) The Borrower will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Borrower’s properties and assets (determined on a consolidated basis for the Borrower and its Subsidiaries), to any Person unless (1) either (A) the Borrower is the Surviving Entity; or (B) the Person (if other than the Borrower) formed by such consolidation or the Surviving Entity: (i) is a corporation or company organized or incorporated and validly existing under the laws of the United States of America, any State thereof of the District of Columbia, and (ii) expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest on all of the obligations of the Borrower under this Agreement and the performance and observance of the covenants contained herein; (2) immediately before and immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; (3) if the surviving entity or continuing Person is not the Borrower, any Guarantor, if applicable, has confirmed that its Guarantee will apply to the obligations of the Surviving Entity contained herein; and (4) the Borrower or the Surviving Entity has delivered to the Administrative Agent an officer’s certificate and legal opinion, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition contained herein have been satisfied.

(b)               For purposes of this clause, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Borrower, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Borrower (determined on a consolidated basis for the Borrower and its Subsidiaries), will be deemed to be the transfer of all or substantially all of the properties and assets of the Borrower.

(c)               The provisions of clause (b) above will not apply to any merger or consolidation of the Borrower into an Affiliate of the Borrower, incorporated solely for the purpose of reincorporating the Borrower in another jurisdiction so long as the Indebtedness of the Borrower and its Subsidiaries taken as a whole is not increased thereby;

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(d)               No Guarantor may consolidate with or merge with or into any Person, or sell, convey, transfer or dispose of, all or substantially all of its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or permit any Person to merge with or into the Guarantor unless (i) the other Person is the Borrower or any Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction, (ii) (1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under its Guaranty, and (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or (iii) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Borrower or a Subsidiary) otherwise permitted by this Agreement;

(e)               The foregoing clauses of this Section 5.09 shall not apply to (i) any transfer of assets by the Borrower to any Subsidiary, (ii) any transfer of assets among Subsidiaries, or (iii) any transfer of assets to the Borrower.

(f)                Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of the Borrower and its Subsidiaries in accordance with this Section 5.09, in which the Borrower is not the continuing Person, the Surviving Entity formed by such consolidation or into which the Borrower is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such Surviving Entity had been named as such and the Borrower shall be relieved of its obligations under this Agreement, and from time to time such entity may exercise each and every right and power of the Borrower under this Agreement, in the name of the Borrower, or in its own name; and any act or proceeding by any provision of this Agreement, in the name of the Borrower or in its own name; and any act or proceeding by any provision of this Agreement required or permitted to be done by the Board of Directors or any officer of the Borrower may be done with like force and effect by the like board of directors or officer of any entity that shall at the time be the successor of the Borrower hereunder. In the event of any such sale or conveyance, the Borrower (or any successor entity which shall theretofore have become such in the manner described in this Section 5.09) shall be discharged from all obligations and covenants under this Agreement and may thereupon be dissolved and liquidated. For the avoidance of doubt, compliance with this Section 5.09 will not affect the obligations of the Borrower (including a Surviving Entity, if applicable) under any change of control payment provision set forth in any supplemental indenture, if applicable;

Section 5.10.      Liens. No Loan Party shall create, Incur any Liens of any kind (except for Permitted Liens) against or upon any of their respective properties or assets, whether owned on the date of this Agreement or acquired thereafter, or any proceeds therefrom, to secure any Indebtedness, unless contemporaneously therewith effective provision is made to secure the Loans, the Promissory Notes and all other amounts due under this Agreement equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Loans or the Promissory Notes prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien. The preceding sentence will not require the Borrower or any Subsidiary to equally and ratably secure the Loans if the Lien consists of a Permitted Lien.

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Section 5.11.      Use of Proceeds. The proceeds of the Loans shall be used by the Borrower for general corporate purposes; provided that the Administrative Agent and the Lenders shall not have any responsibility as to the use of any of such proceeds. None of the proceeds of the Loans will be used for the purpose (whether immediate, incidental or ultimate) of buying or carrying Margin Stock. The Borrower will not, directly or indirectly, use, lend, contribute, or otherwise make available the proceeds of the Loans: (i) in violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws; or (ii) to fund any activities or business (A) of or with any Person, or in any country or territory, that, at the time of such funding, is a Sanctioned Person or Sanctioned Country or (B) in any other manner, in each case if such funding would result in a violation of Sanctions Laws by any party hereto, including any Lender.

Section 5.12.      Additional Guarantors.

(a)               From time to time from the date hereof, any of the Borrower’s Subsidiaries (i) that becomes a guarantor in respect of a Triggering Indebtedness, and (ii) is not an Excluded Subsidiary, shall become a Guarantor under this Agreement (each, an “Additional Guarantor”).

(b)               In order to become an Additional Guarantor, such Borrower’s Subsidiary shall deliver to the Administrative Agent a joinder agreement (a “Guarantor Joinder Agreement”) (except for usual and customary provisions to the extent required under Applicable Law and reasonably acceptable to the Lenders), duly executed by such Additional Guarantor or Additional Guarantors, as applicable; provided that in the case of each Additional Guarantor or Additional Guarantors, as applicable, that become a Guarantor pursuant to this Section 5.12, each such Additional Guarantor or Additional Guarantors, as applicable, shall (x) deliver to the Administrative Agent simultaneously with the Guarantor Joinder Agreement a legal opinion addressed to the Administrative Agent and each Lender and issued by a counsel to such Additional Guarantor or Additional Guarantors, as applicable, reasonably acceptable to the Lenders, covering such matters relating to the applicable Guarantor Joinder Agreement and the transactions contemplated hereby and thereby as the Lenders may reasonably request and (y) deliver to the Administrative Agent and each Lender, at least ten (10) Business Days prior to the execution of the Guarantor Joinder Agreement, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and the CDD Rule, in form and substance satisfactory to the Administrative Agent and such Lender so as to not cause the Administrative Agent or such Lender to be in violation of such rules and regulations. The execution and delivery of any Guarantor Joinder Agreement shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding any Additional Guarantor becoming a party to this Agreement.

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Section 5.13.      Financial Covenant. The Borrower shall not permit the Minimum Unrestricted Liquidity of the Borrower at any time to be below $600,000,000;

Section 5.14.      Sale and Leaseback Transactions. (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any property of such Person, unless either:

(i)                 the applicable Borrower or that Subsidiary would be entitled pursuant to Section 5.1 (including any exception to the restrictions set forth therein) to issue, assume or guarantee Indebtedness secured by a Lien on any such property at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Loans, or

(ii)              the Borrower or that Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the property so leased, to (1) the retirement, within 12 months after the effective date of the Sale and Lease-Back Transaction, of any of the Borrower’s Indebtedness ranking at least pari passu with the Loans or Indebtedness of any Subsidiary, in each case owing to a Person other than the such Borrower or any of its Subsidiaries or (2) to the acquisition, purchase, construction or improvement of real property or personal property used or to be used by a Loan Party or any of its Subsidiaries in the ordinary course of business.

(b)               These restrictions will not apply to:

(i)                 transactions providing for a lease term, including any renewal, of not more than three years; or

(ii)              transactions between the Borrower and any of its Subsidiaries or between the Borrower’s Subsidiaries.

Section 5.15.      Sanctions. The Loan Parties shall not, and shall not permit any of their Subsidiaries to, (i) (x) become a Sanctioned Person or (y) become located, incorporated, organized, or resident in a Sanctioned Country, or (ii) use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or any other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, as of the date of such funding, is a Sanctioned Person or a Sanctioned Country, or (ii) in any other manner, in each case, that would result in a violation of Sanctions by any Person (including any Person participating in this Agreement, whether as advisor, lender, hedge provider or security agent or otherwise).

Section 5.16.      Appointment of Process Agent. (a) In the event the Borrower ceases to be incorporated under the laws of the United States, within five (5) Business Days thereof the Borrower shall appoint a process agent for service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York.

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(b)               The Borrower shall cause each of the Guarantors to have appointed a process agent for service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York.

Section 5.17.      Additional Beneficial Ownership Certification. At least five (5) days prior to any Person becoming a Loan Party, if requested by any Lender, the Borrower shall cause any such Person that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and has not previously delivered a Beneficial Ownership Certification to deliver a Beneficial Ownership Certification to the Administrative Agent and the Lenders.

Article VI

Events of Default

Section 6.01.      Events of Default. If any of the following events shall occur and be continuing:

(a)               Any Loan Party shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any principal of or interest on any Loan or any other amount whatsoever payable by it under this Agreement, any Promissory Note or any other Loan Document and, in the case of any amount other than principal, such failure continues for more than three (3) Business Days; or

(b)               Any representation or warranty made by any Loan Party herein or in any other Loan Document, or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement (including in any waiver, amendment, modification or supplement), shall prove to have been untrue or incorrect in any material respect (or in any respect to the extent already qualified as to materiality) on or as of the date made; or

(c)               Any Loan Party shall default in the observance or performance of any covenant contained in Sections 5.02 (with respect to maintenance of existence only), 5.07(a), 5.08, 5.09, 5.10, 5.11 (with respect to the last sentence only), 5.13, 5.14 or 5.15; or

(d)               Any Loan Party shall default in the observance or performance of any other covenant or agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section 6.01) or in any other Loan Document, and such default (if capable of remedy during such period) shall continue unremedied for a period not to exceed thirty (30) days from the applicable default; provided, that, if (A) such default does not involve the payment of money to any Person and is not susceptible to cure within such thirty (30) days period, (B) such Person is proceeding with diligence and good faith to cure such default and such default is susceptible to cure, and (C) the existence of such failure has not resulted in a Material Adverse Effect, then the thirty (30) day period shall be extended as may be necessary to cure such default but in no event shall such extended period exceed sixty (60) days in the aggregate (inclusive of the original thirty (30) day period); or

(e)               Any Loan Party shall default under any Indebtedness for borrowed money which:

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(i)                 is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness for borrowed money after the expiration of any applicable grace period provided in such Indebtedness for borrowed money on the date of such default; or

(ii)              results in the acceleration of such Indebtedness for borrowed money prior to its stated maturity and the principal or accreted amount of indebtedness for borrowed money covered by clause (i) or (ii) at the relevant time aggregates $75,000,000 (or the equivalent in other currencies) or more; or

(f)                the occurrence of a Bankruptcy Law Event of Default; or

(g)               Failure by any Loan Party to pay one or more final judgments against any of them, aggregating $75,000,000 (or the equivalent in other currencies) or more, which are not paid, discharged or stayed for a period of ninety (90) days or more (to the extent not covered by a reputable and creditworthy insurance company); or

(h)               Any Loan Document shall fail (after execution and delivery thereof) to become or cease to be in full force and effect in any material respect, or the Borrower shall so assert; or

(i)                 Any material license, approval, right, privilege, franchise or concession necessary for the Borrower and its Significant Subsidiaries to conduct its business as conducted as of the date hereof shall have been terminated, cancelled or modified in a manner that could result in a Material Adverse Effect or any Governmental Authority shall terminate or cancel any authorization or approval granted with respect to the Loan Documents or modify any such authorization or approval in a manner that could result in a Material Adverse Effect unless (i) such termination, cancellation or modification is capable of being cured in the reasonable opinion of the Majority Lenders within 30 (thirty) days from the date of its occurrence in the ordinary course of the Borrower’s business, (ii) the Borrower is taking prompt action to cure such termination, cancellation or modification and (iii) such termination, cancellation or modification is in fact cured within ninety (90) days from the date of its occurrence; or

(j)                 Any Guarantee is held unenforceable or invalid or ceases to be in full force and effect or is denied or disaffirmed by the Guarantors, other than as a result of a change in law or regulations;

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then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g) above, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i)  the Administrative Agent, upon the request of the Majority Lenders, shall, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii)  the Administrative Agent, upon the request of the Majority Lenders, shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 6.01, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

Article VII

GUARANTY

Section 7.01.      Guaranty. The Guarantors hereby, jointly and severally, absolutely and unconditionally guarantee, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the amounts, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to each of the Administrative Agent and the Lenders, and whether arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof consented by the Guarantors and all costs, attorneys' fees and expenses Incurred by any of the Administrative Agent or the Lenders in connection with the collection or enforcement thereof). The Administrative Agent's books and records showing the amount owed by the Borrower shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amounts owed by the Borrower, absent manifest error. This Guaranty is a continuing guaranty and shall not be affected by the genuineness, validity, regularity or enforceability of any Loan Document.

Section 7.02.      Rights of Lenders. Each Guarantor consents and agrees that any of the Administrative Agent (acting at the direction of the Majority Lenders) or the Lenders may, at any time and from time to time, without notice or consent of any Guarantor, and without affecting the enforceability or continuing effectiveness hereof: (a) accelerate the Loans as provided in this Agreement; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent (acting at the direction of the Majority Lenders) and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of each Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of each Guarantor.

Section 7.03.      Certain Waivers.

(i)                 Each Guarantor expressly waives all setoffs and counterclaims, recoupments, presentment, demand for payment, termination whatsoever by reason of, the validity or enforceability of any obligations to be assumed by the Borrower or any instrument evidencing any obligations to be assumed by the Borrower, or the validity, enforceability, perfection or existence of any collateral therefor, or the amendment or waiver of any term of any obligation to be assumed by the Borrower, or any law, regulation or order of any jurisdiction or any other similar event affecting the term of any obligation to be assumed by the Borrower or of the Lenders’ rights with respect thereto, subordination or by any other circumstance relating to any obligation to be assumed by the Borrower which might otherwise constitute a legal or equitable discharge of or defense of a guarantor or surety (except complete performance of the obligations to be assumed by the borrower).

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(ii)              In addition to paragraph (i), each Mexican Guarantor hereby waives the benefits of orden, excusión, división, prórroga, quita and espera arising from Articles 2814, 2815, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826, 2837, 2839, 2840, 2845, 2846, 2847 and any other related or applicable Articles that are not explicitly set forth herein because of the Guarantor’s knowledge thereof, of the Mexican Federal Civil Code (Código Civil Federal), and the correlative articles of the civil codes of each political subdivision of Mexico (including Mexico City).

(iii)            In addition to paragraphs (i) and (ii) above, each Brazilian Guarantor hereby waives any rights to the benefits of ordem arising from Article 827 and any other related or applicable Articles that are not explicitly set forth herein because of the Guarantor’s knowledge thereof, of the Brazilian Civil Code (Código Civil Brasileiro).

(iv)             In addition to paragraphs (i) through (iii) above, the Chilean Guarantor hereby waives any rights to the beneficio de excusión contemplated in Section 2357 of the Chilean Civil Code (Código Civil de Chile), the beneficio de división contemplated in Section 2367 of the Chilean Civil Code; the right granted to any Guarantor incorporated under the laws of Chile under Section 2355 of the Chilean Civil Code; the right or possibility of withdraw upon the non-existence of the primary obligation, as contemplated by Section 2339 of the Chilean Civil Code and the right granted to any Guarantor incorporated under the laws of Chile by Section 1649 of the Chilean Civil Code in the case of mere extension of the term of the Loan.

(v)               In addition to paragraphs (i) through (v), the Argentine Guarantor hereby waives any rights and benefits arising from Articles 765, 775, 776, 777, 829, 830 and 831 (other than with respect to defenses or motions based on documented payment (pago), reduction (quita), extension (espera) or release or remission (remisión), 1583, 1584, 1585 and 1589 (beneficios de excusión y división), 1587, 1588, 1594, 1592, 1596, and 1598 of the Argentine Civil and Commercial Code (Código Civil y Comercial de la Nacion).

Section 7.04.      Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the obligations of any other Guarantor, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity are joined as a party.

Section 7.05.      Subrogation. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Lenders or the Administrative Agent with respect to the Loan in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby with respect to the Loans.

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Section 7.06.      Reinstatement. The obligations of each Guarantor under Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or any other Person in respect of the obligations guaranteed hereunder is rescinded or must otherwise be restored by any holder of any of the obligations guaranteed hereunder, whether as a result of any bankruptcy, insolvency or reorganization proceeding or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Lenders and the Administrative Agent on demand for all documented out-of-pocket costs and expenses (including the reasonable fees of counsel) incurred in connection with such rescission or restoration, including any such reasonable and documented out-of-pocket costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or the like under any bankruptcy, insolvency, reorganization or similar law.

Section 7.07.      Limitation on Guarantor Liability. Each of the Guarantors, the Administrative Agent and the Lenders hereby confirms that it is the intention of all such parties that the Guarantee of any Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Guarantee. To effectuate the foregoing intention, the Administrative Agent, the Lenders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 7.08.      Releases. (a) The Guarantee of a Guarantor shall be automatically and unconditionally released and discharged and shall thereupon terminate and be of no further force and effect, and no further action by such Guarantor, the Borrower, the Lenders or the Administrative Agent, is required for the release of such Guarantor’s Guarantee, upon:

(A)             the sale, exchange, disposition or other transfer (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Borrower or a Subsidiary) otherwise permitted by the Loan Documents;

(B)              the repayment, satisfaction or discharge of all obligations (or any portion thereof) under the Loan Documents;

(C)              the release or discharge of the Guarantee by such Guarantor of the Triggering Indebtedness or the repayment of the Triggering Indebtedness, in each case, that resulted in the obligation of such Subsidiary to become a Guarantor; provided that in no event shall the Guarantee of an Initial Guarantor terminate pursuant to this provision; or

(D)             such Guarantor becoming an Excluded Subsidiary or ceasing to be a Subsidiary;

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provided, in each case, such transactions are carried out pursuant to and in accordance with all applicable covenants and provisions hereof. At the option of the Borrower, the release of a Guarantor may be evidenced by the delivery of an officer's certificate to the Administrative Agent.

(b)               If a Guarantor is not released from its obligations under its Guarantee as provided in this Section 7.08 such Guarantor will remain liable for the full amounts due under the Loan Documents and for the other obligations of such Guarantor under the Loan Documents as provided in this Article VII.

Article VIII

The Administrative Agent

Section 8.01.      Appointment, Powers and Immunities. Each Lender hereby appoints Citibank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents to which the Administrative Agent is a party and authorizes the Administrative Agent to take such actions on its behalf and to exercise such rights, powers, authorities and privileges as are specifically delegated to the Administrative Agent by the terms hereof or thereof. Each Lender hereby (i) accepts the authorizations, appointments, acknowledgments and other actions taken by the Administrative Agent, on behalf of the Lenders, in accordance with this Agreement and the other Loan Documents and (ii) acknowledges the terms of each of the Loan Documents, and authorizes and instructs the Administrative Agent to execute and deliver, for the benefit of the Lenders, each of the other Loan Documents to which the Administrative Agent is or intended to be a party (including any amendments, supplements, reaffirmations and modifications to the Loan Documents in connection with the transactions contemplated by this Agreement). Except as otherwise provided in Section 8.08, the provisions of this Article VIII are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The Administrative Agent (which term as used in this sentence and in Section 8.05 and the first sentence of Section 8.06 shall include reference to its Affiliates and its own and its Affiliates’ officers, directors, employees and agents):

(a)               shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents to which it is a party, and its duties shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, and (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers (including providing any request, consent, approval, waiver or authorization), except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law;

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(b)               shall not be responsible for or have any duty to ascertain or inquire into (i) any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, (ii) the contents or accuracy of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including recalculating or determining, confirming or verifying any calculation or information set forth therein), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (vi) any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder;

(c)               shall not be required to initiate or conduct any litigation or collection proceedings hereunder and shall not commence an action or proceeding on behalf of any Lender without obtaining the consent of such Lender thereto; and

(d)               shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or in connection herewith, (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders expressly provided for herein or in the other Loan Documents to which the Administrative Agent is a party) or (ii) except for its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and non-appealable judgment). In no event shall the Administrative Agent be liable under or in connection with this Agreement or any other Loan Document for indirect, special, incidental, punitive, or consequential losses or damages of any kind whatsoever, including, but not limited to, lost profits, whether or not foreseeable, even if the Administrative Agent has been advised of the possibility thereof and regardless of the form of action. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its Affiliates. Each such sub-agent and the Affiliates of the Administrative Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Article VIII and Section 9.05 (as though such sub-agents were the “Administrative Agent” under the Loan Documents) as if set forth in full herein with respect thereto. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

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(e)               The Administrative Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any Loan Document to which it is a party, or be required to take any action that is contrary to this Agreement or Applicable Law.

(f)                The Administrative Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Administrative Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(g)               The authorizations, rights, privileges, protections and benefits given to the Administrative Agent are extended to, and shall be enforceable by, the Administrative Agent, under any Loan Document to which it is a party. In the event any claim of inconsistency between this Agreement and the terms of any Loan Document arises with respect to the duties, liabilities and rights of the Administrative Agent, the terms of this Agreement shall control.

Section 8.02.      Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any certification, notice, request, consent, statement, instrument, document or other communication (including any thereof by electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Whenever reference is made in this Agreement or any other Loan Document to any discretionary action by consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Administrative Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Administrative Agent, it is understood that in all cases that the Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such written instruction, advice or concurrence from the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents to which the Administrative Agent is a party), in each case as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

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Section 8.03.      Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a “Notice of Default”.

Section 8.04.      Rights as a Lender. If any Person serving as Administrative Agent is or becomes a Lender it shall have the same rights, and powers hereunder in its capacity as a Lender as any other Lender and may exercise such rights and powers as though it were not acting as the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise indicates, include the Person serving as the Administrative Agent in its individual capacity. Such Person and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Borrower and its Subsidiaries as if it were not acting as the Administrative Agent, and the Person serving as the Administrative Agent (and any such successor) and its Affiliates may accept fees and other consideration from the Borrower and said other Persons for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

Section 8.05.      Indemnification. The Lenders agree to indemnify the Administrative Agent, and its Affiliates, officers, directors, employees and agents (to the extent not reimbursed under Section 9.05, but without limiting the obligations of the Borrower under said Section 9.05) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent arising out of or in any way relating to this Agreement or any of the other Loan Documents or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including the costs and expenses that the Borrower is obligated to pay under Section 9.05 or the enforcement of any of the terms hereto or thereto, provided, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified (as finally determined in a non-appealable judgment by a court of competent jurisdiction).

Section 8.06.      Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that the Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender agrees that it has, independently and without reliance on the Administrative Agent, any Joint Lead Arranger or Bookrunner or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, and all applicable laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder, and that it will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger or Bookrunner or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and the Promissory Notes, or any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Promissory Notes or any other document referred to or provided for herein or to inspect the Property or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder and notices, reports and other documents and information provided to the Administrative Agent under Article IV or Section 5.01 or 5.07, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower that may come into the possession of the Administrative Agent or any of its Affiliates.

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Section 8.07.      Failure to Act. Notwithstanding anything else to the contrary herein or in any Loan Document, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any Loan Document unless it shall first be indemnified and/or receive security to its satisfaction by the Lenders against any and all liability, cost and expense that may be incurred by it by reason of taking or continuing to take any such action.

Section 8.08.      Resignation or Removal of Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower; and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent with the consent of the Borrower, which consent shall not be unreasonably withheld; provided, however, that no consent of the Borrower shall be required if an Event of Default shall have occurred and be continuing. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation (the “Resignation Date”) or the Majority Lenders’ removal of the retiring Administrative Agent (the “Removal Date”), then the retiring Administrative Agent may (but shall not be obligated), on behalf of the Lenders, appoint a successor Administrative Agent. Whether or not a successor has been appointed, such resignation or removal shall become effective in accordance with such notice on the Resignation Date or the Removal Date, as applicable. With effect from the Resignation Date or Removal Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. Notwithstanding the foregoing, no removal of the Administrative Agent shall be effective until all amounts then due and owing to the removed Administrative Agent shall be paid in full. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. Any corporation or entity into which the Administrative Agent may be merged or converted or with which it may be consolidated or any corporation or entity resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any corporation or entity succeeding to the business of the Administrative Agent or its corporate trust operations shall be the successor of the Administrative Agent hereunder and under the other Loan Documents to which the Administrative Agent is a party without the execution or filing of any paper with any party hereto or thereto or any further act on the part of any of the parties hereto or thereto, anything herein or in any other Loan Document to the contrary notwithstanding.

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Section 8.09.      The Joint Lead Arrangers and Bookrunners. No Joint Lead Arranger or Bookrunner, in its capacity as lead arranger or in its capacity as bookrunner, shall have any obligations, duties or liabilities whatsoever under this Agreement or the other Loan Documents. With respect to its Commitment and the Loans made by it, each of the Joint Lead Arrangers and Bookrunners, in its capacity as a Lender hereunder, shall have the same rights, powers and obligations hereunder as any other Lender and may exercise such rights and powers as though it were not acting as a Joint Lead Arranger and Bookrunner, and the term “Lenders” shall, unless the context otherwise indicates or a different legal entity is involved, include each Joint Lead Arranger and Bookrunner in its individual capacity. Each Joint Lead Arranger and Bookrunner and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Borrower and its Subsidiaries as if it were not acting as the Joint Lead Arranger and Bookrunner (and any such successor) and its Affiliates may accept fees and other consideration from the Borrower and said other Persons for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. The Lenders acknowledge that, pursuant to such activities, each Joint Lead Arranger and Bookrunner or its Affiliates may receive information regarding the Borrower or its Subsidiaries (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that each Joint Lead Arranger and Bookrunner acting as Lender shall be under no obligation to provide such information to them. In addition, each Joint Lead Arranger and Bookrunner may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower or its Subsidiaries, and no Joint Lead Arranger and Bookrunner nor any of their Affiliates has any obligation to disclose any such interest by virtue of any advisory agency or fiduciary relationship or otherwise.

Section 8.10.      Erroneous Payment.

(a)               If the Administrative Agent (x) notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender and each of their respective successors and assigns, a “Payment Recipient”) that the Administrative Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.10 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

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(b)               Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)                 it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)              such Lender shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.10(b).

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For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.10(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.10(a) or on whether or not an Erroneous Payment has been made.

(c)               Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)               (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Promissory Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Promissory Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

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(ii) Subject to Section 9.06 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)               The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender to the rights and interests of such Lender, as the case may be) under the Loan Documents with respect to such amount (the "Erroneous Payment Subrogation Rights") (provided that the Loan Parties' obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 8.10 (e) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations of the Borrower relative to the amount (and/or timing for payment) of the obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)                To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

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(g)               Each party's obligations, agreements and waivers under this Section 8.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Loan and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Loan Document.

Section 8.11.      Administrative Agent May File Proofs of Claim. (a) In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations of the Loan Parties under any Loan Document that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 9.03) allowed in such judicial proceeding; and

(ii)              to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b)               Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 9.05.

Article IX

Miscellaneous

Section 9.01.      Amendments and Waivers. Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.01. The Majority Lenders may, or, on behalf of and with the written consent and direction of the Majority Lenders, the Administrative Agent shall, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the Promissory Notes and other Loan Documents for the purpose of adding any provisions to this Agreement or the Promissory Notes or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent (on behalf of and with the written consent and direction of the Majority Lenders), as the case may be, may specify in such instrument, any of the conditions or requirements of this Agreement or the Promissory Notes or any other Loan Document or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount of principal of any Loan or reduce the stated rate of any interest or fee payable hereunder, or extend the scheduled date of any payment thereof or of such principal or increase the amount or extend the expiration date of any Lender’s Commitment or extend the Maturity Date, in each case without the written consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this Section 9.01 or change the currency for payment or change the definition of Majority Lenders or reduce the percentage specified in the definitions of “Majority Lenders,” or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any Loan Document, in each case without the written consent of all the Lenders, (iii) terminate the guaranty of any Guarantor, except as expressly contemplated by the Loan Documents, (iv) change Section 2.12(a), 2.12(e) or 9.07 in a manner that would alter the pro rata sharing of payments or setoffs required thereby or any other provision in a manner that would alter the pro rata allocation among the Lenders (including the definition of “Defaulting Lender” herein) without the written consent of each Lender directly affected thereby, or (v) amend, modify or waive any provision that affects the rights or duties of the Administrative Agent (including, without limitation the provisions of Article VIII or Section 8.05 without the written consent of the then Administrative Agent; provided, that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Promissory Notes. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Promissory Notes.

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Section 9.02.      Notices. (a) Except as provided in clauses (b) and (c) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or e-mail as follows:

(i)                 if to the Borrower:

MercadoLibre, Inc.

Dr. Luis Bonavita 1294, Office 1733, Building II of the WTC Free Zone

Montevideo, Uruguay (CP1430)

Attention:	Jacobo Cohen Imach / Nemesio Lozano
Telephone:	(+598) 2-927-2770
Email:	jcimach@mercadolibre.com; Nemesio.lozano@mercadolibre.com

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With a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY10006

Attention:	Nicolas Grabar, Esq.,

Duane McLaughlin, Esq.

Facsimile:	212-225-3999
Telephone:	212-225-2000
Email:	ngrabar@cgsh.com; dmclaughlin@cgsh.com

(ii)              if to the Administrative Agent:

Citibank, N.A.

One Penns Way

OPS 2/2

New Castle, DE 19720

Attention: Agency Operations

Phone: (302) 894-6010

Fax: (646) 274-5080

Borrower inquiries only: AgencyABTFSupport@citi.com

Borrower notifications: AgencyABTFSupport@citi.com

Disclosure Team Mail (Financial Reporting): Oploanswebadmin@citi.com

Investor Relations Team (investor inquiries only): global.loans.support@citi.com

With a copy to:

Citibank, N.A.

Address:	388 Greenwich Street

New York, New York 10013

Attn:	Karen Abarca
E-mail:	karen.abarca@citi.com

Telephone: 212-816-7759

(iii)            if to a Lender, to it at its address (or fax number/email address) set forth in its Administrative Questionnaire;

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent. Notices and other electronic communications delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in said clause (b).

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Any party hereto may change its address, or e-mail address for notices and other communications hereunder by notice to the other parties hereto. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender

(b)               Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications; provided, further, that any notice or other communication delivered by e-mail to the Administrative Agent shall include and contain a scanned or imaged attachment (such as .pdf or similar widely used format). Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause  (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)               The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement or the other Loan Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (all such communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to an email address designated by the Administrative Agent. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

(d)               The Borrower further agrees that the Administrative Agent may, but shall not be obligated to, make the Communications available to the Lenders by posting the Communications on Debt domain or a substantially similar electronic transmission system that includes a reasonable mechanism to restrict access to Persons other than the Lenders (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, THE “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE PLATFORM.

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(e)               Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to provide to the Administrative Agent in writing (including by electronic communication), promptly after the date of this Agreement or the other Loan Documents, an e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

(f)                Nothing herein shall prejudice the right of the Borrower, the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 9.03.      No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.04.      Survival of Representations and Warranties. In addition to those provisions expressly stated to survive herein, the obligations of the Borrower under Sections 2.14, 2.15, 2.16 and 9.05 and the obligations of the Lenders under Section 8.05, shall survive the repayment of the Loan and the termination of the Commitments and the resignation or removal of the Administrative Agent. Additionally, all representations and warranties made hereunder shall survive the execution and delivery of this Agreement and the Promissory Notes and the making of the Loans hereunder.

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Section 9.05.      Payment of Expenses . Each Loan Party agrees, jointly and severally, to (a) pay or reimburse the Administrative Agent and the Joint Lead Arrangers and Bookrunners for all their reasonable and documented out-of-pocket costs and expenses Incurred in connection with the development, preparation, negotiation, syndication, execution, delivery and administration of the Loan Documents and any other documents prepared in connection herewith, the consummation of the transactions contemplated hereby and the syndication of the Commitment, including reasonable and documented fees, disbursements and other charges of (i) one special New York counsel to the Administrative Agent (and one firm of local counsel or regulatory counsel in each relevant jurisdiction), and (ii) one special New York, one special Mexican, one special Brazilian, one special Chilean, one special Colombian and one special Argentine legal counsel to the Joint Lead Arrangers and Bookrunners (which amount of fees, disbursement and other charges related to such counsel to the Joint Lead Arrangers and Bookrunners will be limited to $255,000.00 in the aggregate, plus VAT, as applicable, (b) pay or reimburse the Joint Lead Arrangers and Bookrunners and the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses Incurred by it in connection with any amendment, supplement or modification to this Agreement, the Promissory Notes and any other documents prepared in connection herewith or therewith, including the reasonable and documented fees, disbursements and other charges of (i) one special New York counsel to the Administrative Agent (and one firm of local counsel or regulatory counsel in each relevant jurisdiction), and (ii) one special New York, one special Mexican, one special Brazilian, one special Chilean, one special Colombian and one special Argentine legal counsel to the Joint Lead Arrangers and Bookrunners, (c) pay or reimburse the Joint Lead Arrangers and Bookrunners, the Administrative Agent and the Lenders for all documented out-of-pocket expenses Incurred by them (including the fees, charges and disbursements of any legal counsel for each of Lenders, Lead Arrangers and Bookrunners, taken as a whole, and the Administrative Agent, in each relevant jurisdiction) in connection with the enforcement or protection of its rights (i) under this Agreement and the other Loan Documents, including its rights under this Section 9.05, or (ii) in connection with the Loans made hereunder, including all such out-of-pocket expenses Incurred during any workout, restructuring, amend and extend or negotiations in respect of such Loans, (d) pay, indemnify, and hold each Joint Lead Arranger and Bookrunner, Lender and the Administrative Agent and their respective Affiliates, officers, directors, employees and agents harmless from and against any and all recording and filing fees, and (e) pay, indemnify, and hold each Lender, each Joint Lead Arranger and Bookrunner and the Administrative Agent and their respective Affiliates, officers, directors, employees and agents harmless from and against any and all liabilities, losses, damages, penalties, actions, judgments, suits and documented out-of-pocket expenses related thereto (including reasonable and documented fees, disbursements and other charges of any legal counsel for each of the Lenders, Lead Arrangers and Bookrunners, taken as a whole, and the Administrative Agent, in each relevant jurisdiction) but excluding, with regards to the Lenders and the Lead Arrangers and Bookrunners, any special, indirect, exemplary, incidental, consequential and punitive damages) arising out of or relating to (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby, (ii) any Loan, or the use of the proceeds therefrom (iii) the syndication activities of the Joint Lead Arrangers and Bookrunners, any actual or proposed use of the Loans, (iv) any actual or alleged presence or release of hazardous materials on or from any Property owned or operated by the Borrower, (v) any environmental liability related in any way to the Borrower, or (vi) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by any Loan Party or its respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (e), collectively, the “indemnified liabilities”), provided, that the Borrower shall have no obligation hereunder to any such indemnified party with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such party, as the case may be, as finally determined in a non-appealable judgment by a court of competent jurisdiction. The agreements in this Section 9.05 shall survive repayment of the Promissory Notes and all other amounts payable hereunder and the resignation or removal of the Administrative Agent. All amounts due under this Section 9.05 shall be payable not later than twenty (20) days after written demand therefor. To the extent that any undertaking in clauses (d) or (e) of this Section 9.05 may be unenforceable because it contravenes any applicable law or public policy, the Loan Parties shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of such undertaking.

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Section 9.06.      Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Administrative Agent and all future permitted holders of the Promissory Notes and their respective permitted successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and the Administrative Agent.

(b)               Any Lender may in accordance with applicable law at any time sell to one or more banks or other financial institutions (each a “Participant”) participating interests in any Loan owing to such Lender, any Promissory Note held by such Lender, or any other interest of such Lender hereunder and under such Lender’s Promissory Note. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Promissory Note for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. The Borrower agrees that if amounts outstanding under this Agreement and the Promissory Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Promissory Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Promissory Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.07(a) as fully as if it were a Lender hereunder. Any Participant exercising such right of setoff shall promptly provide notice to the Borrower of such set-off, provided, however that the failure by any Participant to provide such notice to the Borrower shall not give the Borrower any cause of action or right to damages or any other remedy against such Participant, any Lender or the Administrative Agent. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(g) (it being understood that the documentation required under Section 2.15(g) shall be delivered by the selling Lender to the participating Lender)) with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that (A) such Participant agrees to be subject to the provisions of Section 2.17 as if it were an Assignee under paragraph (a) of this Section; and (B) no Participant shall be entitled to receive any greater amount pursuant to any of the aforesaid sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interests shall not restrict such Lender’s right to agree to any amendment, supplement or modification to this Agreement except that any such Participant may have the right to consent to any such amendment, supplement or modification which reduces the amount of any Loan or extends the Maturity Date, or reduces the stated rate of any interest or fee, or extends the scheduled date of any payment or increases the amount or extends the expiration date of any Commitment or amends, or changes the currency of payment.

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Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Loan or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b)(1) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c)               Any Lender may in accordance with applicable law, at any time and from time to time assign to any Eligible Assignee all of or any part of its rights and obligations under this Agreement and the Promissory Notes pursuant to an Assignment and Acceptance, substantially in the form of Exhibit G hereto (each, an “Assignment and Acceptance”), executed by such Eligible Assignee (each, an “Assignee”) and the assigning Lender, the Borrower, if required, and the Administrative Agent, if required, and delivered to the Administrative Agent for its acknowledgment and recording in the Register (as defined below); provided, that (a) no consent of the Borrower shall be required in connection with any assignments (x) to Affiliates of the assigning Lender or to any other Lender or such Lenders’ Affiliates or (y) at such time an Event of Default has occurred and is continuing, (b) no consent of the Administrative Agent shall be required in connection with any assignments to Affiliates of the assigning Lender or of any other Lender or such Lenders’ Affiliates or to an Approved Fund and (c) in connection with any assignment to any other Eligible Assignees, the consent of the Administrative Agent and the Borrower (which consent shall be not reasonably withheld, conditioned or delayed) shall be required; provided that (A) in the case of any such assignment, the aggregate principal amount of the portion of the Commitment or Loans so assigned is not less than $5,000,000 and $1,000,000 increments thereof (or (x) if less, the then outstanding amount of such Loans or (y) such lesser amount as may be agreed by the Borrower and the Administrative Agent) and (B) in no event, except upon the occurrence and during the continuance of an Event of Default, shall any Lender assign all or any portion of its rights and obligations under this Agreement to any Disqualified Institution. Any assignment which does not meet the requirements set forth above shall be null and void. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Loan or Loans as set forth therein, and (y) such Lender shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any other provisions contained herein, the Borrower shall not, at any time, be obligated to pay to any Assignee any amounts pursuant to Section 2.14 or 2.15 in excess of what the Borrower would have been obligated to pay to the assigning Lender if such Lender had not assigned its rights to the Assignee unless the circumstances giving rise to such greater amount did not exist at the time of such assignment.

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(d)               The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and address of the Lenders and the Commitment of, and principal amount of (and stated interest on) the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e)               Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee together with payment to the Administrative Agent of a registration and processing fee of $3,500, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), any tax forms, any information required by Section 9.19 and any written consent to such assignment required by 9.06(c), the Administrative Agent shall (i) promptly acknowledge such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give recordation a copy of such executed assignment to the Borrower; provided, that the failure to provide a copy of such assignment shall not impact the effectiveness of such assignment.

(f)                The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a “Transferee”) and any prospective Transferee that has agreed to preserve the confidentiality thereof any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower or such Affiliate pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower or such Affiliate in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

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(g)               For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.06 concerning assignments of the Loans and Promissory Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Promissory Note to any federal reserve bank in accordance with applicable law.

Section 9.07.      Adjustments; Set-off. (a) Subject to Section 8.10, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans (other than a payment under Section 2.13, 2.14 or 2.15), or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 6.01(f), or otherwise), in a greater proportion that any such payment to or collateral received by any other Lender, if any, in respect of such other Lenders’ Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)               In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount being due and unpaid by the Borrower under the Loan Documents, including under the Promissory Notes (whether at stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Upon exercising such right of setoff, such Lender shall promptly provide notice to the Borrower of such setoff, provided, however, that the failure by such Lender to provide such notice to the Borrower shall not give the Borrower any cause of action or right to damages or any other remedy against such Lender, any other Lender or the Administrative Agent. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.08.      Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by fax/email), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent, and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

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Section 9.09.      Certain ERISA Matters.

(a)               Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)                 such Lender is not using "plan assets" (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)              the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent (acting at the direction of the Majority Lenders), and such Lender.

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(b)               In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.10.      Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.11.      Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or therein.

Section 9.12.      Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 9.13.      GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE PROMISSORY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 9.14.      Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Courts of the State of New York in the Borough of Manhattan, City of New York, the Courts of the United States of America for the Southern District of New York, and appellate courts from any thereof and to the courts of its own corporate domicile in respect of any actions brought against it as a defendant in any action or proceeding arising out of this Agreement; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and waives any other jurisdiction to which it may otherwise be entitled by virtue of its present or future domicile or otherwise; (c) in the case of the Initial Guarantors, agree that: (i) service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower (as used herein, the “Process Agent”) at its address at 874 Walker Road, Suite C, Dover, Delaware (Att: Jacobo Cohen Imach/Nemesio Lozano) or otherwise or at such other address of which the Administrative Agent shall have been notified in writing by the applicable Guarantor; and (ii) nothing herein shall affect the right to effect service of process in any other manner permitted by law; and (d) in the case of the Borrower and each Guarantor, it waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.14 any special, exemplary, punitive or consequential damages.

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Section 9.15.      Waiver of Immunities. To the extent permitted by applicable law, if any of the Loan Parties has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its Property, the Loan Parties hereby irrevocably waive and agree not to plead or claim such immunity in respect of its obligations under this Agreement and the Promissory Notes. The Loan Parties agree that the waivers set forth above shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

Section 9.16.      Judgment Currency. The obligation of the Loan Parties hereunder to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent to which such tender or recovery shall result in the effective receipt by the Lenders or, as the case may be, the Administrative Agent of the full amount of Dollars expressed to be payable hereunder, and the Borrower agrees to indemnify the Administrative Agent and the Lenders (as an alternative or additional cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of Dollars expressed to be payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due hereunder.

Section 9.17.      Acknowledgements. Each of the Administrative Agent, the Lenders and their affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, their stockholders or their affiliates.  The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Administrative Agent or any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other.  The Borrower acknowledges and agrees that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Administrative Agent and the Lenders, on the one hand, and the Borrower, on the other, and (b) in connection therewith and with the process leading thereto, (i) neither the Administrative Agent nor any Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether the Administrative Agent or any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (ii) the Administrative Agent and each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person.  The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  The Borrower agrees that it will not claim that the Administrative Agent or any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

86

Section 9.18.      WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY PROMISSORY NOTE AND FOR ANY COUNTERCLAIM THEREIN.

Section 9.19.      USA PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. Law 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and the CDD Rule, it is required to obtain, verify, and record information that identifies the Borrower and each Guarantor, which information includes the name of the Borrower and each Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each Guarantor in accordance with the PATRIOT Act and the CDD Rule, and the Borrower agrees to provide such information from time to time to the Administrative Agent or any Lender.

Section 9.20.      Acknowledgement and Consent to Bail-in of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement, any other Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges and accepts that any Bail-In Liability arising under this Agreement or any other Loan Document, may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(1)                the effect of the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in relation to any Bail-In Liability arising under this Agreement or any other Loan Documents, that (without limitation) may include and result in any of the following, or some combination thereof:

(a)                a reduction of all, or a portion of the Bail-In Liability or outstanding amount due thereon;

87

(b)                a conversion of all, or a portion of the Bail-In Liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document;

(c)                the cancellation of the Bail-In Liability; or

(d)                the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(2)                the variation of the terms of this Agreement, as deemed necessary by the applicable Resolution Authority, to give effect to the exercise of the Write-Down and Conversion Powers by such applicable Resolution Authority.

Section 9.21.      Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential and that the Administrative Agent or such Lender, as the case may be, is responsible to the Borrower for any action or failure to act that constitutes a breach of this Section 9.21 by any such Person to whom such disclosure is made by the Administrative Agent or such Lender, as the case may be, pursuant to this clause (a) to the extent that the Administrative Agent or such Lender, as the case may be, is reasonably able to exercise control over the actions of such Person), (b) to the extent requested by any regulatory authority (including any tax authority) purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same or at least as restrictive as those of this Section 9.21, to (i) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (ii) any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the Assignees, Participants or prospective Assignee or Participant to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (iii) any rating agency or credit insurance provider or market data collector, or (iv) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Borrower or (h) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section 9.21 or (y) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or any of its Affiliates. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or any Lender in connection with the administration of this Agreement and the other Loan Documents. For purposes of this Section 9.22, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Affiliates. Any Person required to maintain the confidentiality of information as provided in this Section 9.22 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information.

88

Section 9.22.      Use of English Language. This Agreement has been negotiated and executed in the English language, which such English language version shall be the original instrument and shall govern among the parties hereto. Except for any Promissory Notes and such documents required to be delivered in connection with the Closing Date or the initial Borrower in a different language pursuant to Article IV, all certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including any modifications or supplements hereto) shall be in the English language, or accompanied by an English translation thereof. Except in the case of (i) laws or official communications of Mexico, Brazil, Chile, Colombia and Argentina, (ii) documents filed with any Governmental Authority in Mexico, Brazil, Chile, Colombia and Argentina or (iii) corporate documents of the Borrower or any Guarantor, and (iv) any other document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set out therein; provided that, the Administrative Agent’s sole obligation in respect of any documents delivered in a language other than English (without limiting its obligations under any corresponding document in the English language) shall be to make such documents available to the Lenders on the Platform, and the Administrative Agent shall have no duties or obligations in respect of such documents.

Section 9.23.      Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal funds effective rate from time to time in effect.

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[Signature Pages Follow]

90

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers and delivered as of the day and year first above written.

BORROWER

MERCADOLIBRE, INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement]

GUARANTORS

EBAZAR.COM.BR LTDA.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement]

DEREMATE.COM DE MEXICO S. DE R.L. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement]

IBAZAR.COM ATIVIDADES DE INTERNET LTDA.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement]

MERCADO ENVIOS SERVICOS DE LOGISTICA LTDA.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement]

MERCADOLIBRE COLOMBIA LTDA.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement]

MERCADOPAGO.COM REPRESENTACOES LTDA.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement]

MP AGREGADOR, S. DE R.L. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement]

MERCADOLIBRE CHILE LTDA.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement]

ADMINISTRATIVE AGENT

Citibank, n.a.

By:
Name:
Title:

[Signature Page to Credit Agreement]

LENDERS

BANK OF AMERICA, N.A.

By:
Name:
Title:

[Signature Page to Credit Agreement]

BNP PARIBAS

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement]

citibank, n.a.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement]

JPMORGAN CHASE bank, N.A.

By:
Name:
Title:

[Signature Page to Credit Agreement]

HSBC BANK USA, N.A.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement]

GOLDMAN SACHS BANK USA

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement]

MORGAN STANLEY BANK, N.A.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement]

Annex I

Commitments

Lender	Commitment
Bank of America, N.A.	$62,500,000
BNP Paribas	$62,500,000
Citibank, N.A.	$62,500,000
JPMorgan Chase Bank, N.A.	$62,500,000
HSBC Bank USA, N.A.	$50,000,000
Goldman Sachs Bank USA	$50,000,000
Morgan Stanley Bank, N.A.	$50,000,000
Total Allocations	$400,000,000

[Annex I – Commitments]

Annex II

[Reserved]

[Annex II – Competitors]

Schedule I

Litigation and Other Legal Matters section included in Form 10-K

The Company is subject to certain contingent liabilities with respect to existing or potential claims, lawsuits and other proceedings. The Company accrues liabilities when it considers probable that future costs will be incurred and such costs can be reasonably estimated. Proceeding-related liabilities are based on developments to date and historical information related to actions filed against the Company. As of December 31, 2021, the Company had accounted for estimated liabilities involving proceeding-related contingencies and other estimated contingencies of $12,772 thousands to cover legal actions against the Company in which its Management has assessed the likelihood of a final adverse outcome as probable. Expected legal costs related to litigations are accrued when the legal service is actually provided. In addition, as of December 31, 2021, the Company and its subsidiaries are subject to certain legal actions considered by the Company’s Management and its legal counsels to be reasonably possible for an aggregate amount up to $65,816 thousands. No loss amounts have been accrued for such reasonably possible legal actions, the most significant of which are described below.

Tax Claims

Annulment lawsuit against tax claims (income taxes)

On September 2, 2011, the Brazilian Federal tax authority asserted taxes and fines against the Brazilian subsidiary, Mercadolivre.com, relating to the income taxes (IRPJ and CSLL) for the 2006 period in an amount of $437 thousands according to the exchange rate in effect as of December 31, 2021, due to the disallowance of deductible expenses. On September 30, 2011, the Company presented administrative defenses against the authorities’ claim. On August 24, 2012, the Company presented its appeal to the Board of Tax Appeals (CARF—Conselho Administrativo de Recursos Fiscais) against the tax authorities’ claims. On December 5, 2013, the Board of Tax Appeals ruled against MercadoLivre’s appeal. The same Board of Tax Appeals recognized as due part of the tax compensation made by the Company, partially decreasing the outstanding debt. On November 21, 2014, the Company appealed to the Board of Tax Appeals, which rejected the appeal on September 8, 2016. The Company filed an appeal against the decision, and the Câmara Superior de Recursos Fiscais (Superior Administrative Court of Tax Appeals) ruled against the Company to uphold the claimed taxes and fines. This decision closed of the administrative stage. On July 28, 2017, the Company filed an annulment court lawsuit against the federal tax authority, which to date remains in its evidentiary phase. In December 2017, the Company also presented a bank security bond in the amount of $437 thousands according to the exchange rate as of December 31, 2021. Management’s opinion, based on the opinion of external legal counsel, is that the Company’s position is more likely than not to succeed in court, based on the technical merits of the tax position. For that reason, the Company has not recorded any expense or liability for the controversial amounts.

Brazilian preliminary injunction against the Brazilian tax authorities (withholding Income tax)

On November 6, 2014, the Brazilian subsidiaries, Mercadolivre.com Atividades de Internet Ltda., Ebazar.com.br Ltda., Mercado Pago.com Representações Ltda. and the Argentine subsidiary, MercadoLibre S.R.L., filed a writ of mandamus and requested a preliminary injunction with the Federal Court of Osasco against the federal tax authority to avoid the IR (income tax) withholding over payments remitted by the Brazilian subsidiaries to MercadoLibre S.R.L. for the provision of IT support and assistance services by the latter, and requested reimbursement of the amounts improperly withheld over the course of the preceding five (5) years. The preliminary injunction was granted on the grounds that such withholding income tax violated the convention signed between Brazil and Argentina that prevents double taxation. In August 2015, the injunction was revoked by the first instance judge in an award favorable to the federal tax authority. The Company appealed the decision and deposited into court the disputed amounts. As of December 31, 2021, the total amount of the deposits were $103,971 thousands (which includes $8,659 thousands of interest). Such amounts are included in non-current other assets of the consolidated balance sheet. In June 2020, the Company’s appeal was dismissed. The Company submitted a new remedy before the same court in July 2020, which was dismissed on February 17, 2021. On March 18, 2021, the Company filed two appeals before the superior courts, which is now pending. Management’s opinion, based on the opinion of external legal counsel, is that the risk of losing the case is reasonably possible but not probable based on the technical merits of the Company’s tax position and the existence of favorable decisions issued by the Federal Regional Courts. For that reason, the Company has not recorded any expense or liability for the disputed amounts.

Schedule I – Material Litigation

Administrative tax claims

On November 9, 2016, São Paulo tax authorities asserted taxes and fines against its Brazilian subsidiary, Ebazar.com.br Ltda, relating to the entitlement of PIS and COFINS credits from 2012 in an amount of $685 thousands, according to the exchange rate as of December 31, 2021. The Company submitted administrative defenses against the authorities’ claim, which is pending judgment. The opinion of the Company´s management, based on the opinion of external legal counsel, is that the risk of losing the case is reasonably possible, but not probable. For that reason, the Company has not recorded any expense or liability for the controversial amounts.

On December 16, 2016, São Paulo tax authorities assessed taxes and fines against its Brazilian subsidiary MercadoPago.com Representações Ltda., relating to the entitlement of PIS and COFINS credits from 2012 in an approximate amount of $2,658 thousands according to the exchange rate as of December 31, 2021. On February 1, 2017, the Company presented administrative defenses against the authorities’ claim. On October 9, 2017, a judgment was handed down recognizing that expenses with credit card companies are essential for payment institutions. On September 22, 2017, the award rendered was partially favorable to the Company, reducing the value of the tax assessment notice by approximately 60%. The Company filed an administrative appeal, which is pending judgment. Management’s opinion, based on the opinion of external legal counsel, is that the risk of losing the case is reasonably possible but not probable. For that reason, the Company has not recorded any expense or liability for the controversial amounts.

On July 12, 2017, São Paulo tax authorities assessed taxes and fines against the Brazilian subsidiary Ibazar.com Atividades de Internet Ltda. relating to “ICMS” (tax on commerce and services) for the period from July 2012 to December 2013 in an amount of $2,830 thousands according to the exchange rate as of December 31, 2021, supposedly due over internet advertising revenue. The Company filed administrative defenses against the claim, but the São Paulo authorities ruled against the Company and upheld the claimed taxes and fines. On October 30, 2017, the Company filed an appeal with the Tribunal de Impostos e Taxas de São Paulo (São Paulo Tax Administrative Court), which granted the appeal on February 23, 2018. The tax authorities filed a special appeal with the Câmara Superior (Superior Chamber of the Administrative Court), which was admitted on August 1, 2018 and is now pending judgment. Management’s opinion, based on the opinion of external legal counsel, is that the risk of losing the case is reasonably possible, but not probable. For that reason, the Company has not recorded any expense or liability for the controversial amounts.

Schedule I – Material Litigation

On October 30, 2020 and November 9, 2020, MercadoPago.com Representações Ltda. and Ebazar.com.br Ltda., respectively, received tax assessments claiming income tax payments for the 2016 fiscal year, with respective penalties and fines. In these assessments, the tax authorities do not recognize certain expenses incurred by the Brazilian subsidiaries, such as technology services imported from MercadoLibre S.R.L., Meli Uruguay S.R.L., and MercadoLibre Inc., as deductible for income tax purposes. The tax authorities concluded that the Brazilian entities failed to submit sufficient evidence during the tax assessment that these services were necessary and effectively hired and paid by the Brazilian subsidiaries. The tax assessments that MercadoPago.com Representações Ltda. and Ebazar.com.br Ltda. received amounted to a total of $14,495 thousands and $11,746 thousands, respectively. The subsidiaries filed their defenses on December 1, 2020 and December 8, 2020, respectively, arguing that the agreements and other documentation were submitted as evidence during the tax assessment. The defenses were also complemented by specific descriptions for each project that was impacted by such services to justify the necessity of all the expenses in dispute. On May 25, 2021, MercadoPago.com received an unfavorable decision from the administrative court in the first instance, and on June 28, 2021, Ebazar.com.br also received an unfavorable decision from the administrative court in the first instance. The Companies filed appeals in respect of both cases with the administrative court in the second instance, which are now pending. The Management’s opinion, based on the opinion of external legal counsel, is that the Company’s position is more likely than not to succeed in court in both cases, based on the technical merits of the tax position. For that reason, the Company has not recorded any expense or liability for the disputed amounts.

Other claims

Other parties have from time to time claimed, and others may claim in the future, that the Company was responsible for fraud committed against them, or that the Company has infringed their intellectual property rights. The underlying laws with respect to the potential liability of online intermediaries like the Company are unclear in the jurisdictions where the Company operates. Management believes that additional lawsuits alleging that the Company has violated copyright or trademark laws will be filed against the Company in the future.

Intellectual property and regulatory claims, whether meritorious or not, are time consuming and costly to resolve, require significant amounts of management time, could require expensive changes in the Company’s methods of doing business, or could require the Company to enter into costly royalty or licensing agreements. The Company may be subject to patent disputes, and be subject to patent infringement claims as the Company’s services expand in scope and complexity. In particular, the Company may face additional patent infringement claims involving various aspects of the payments businesses.

Schedule I – Material Litigation

From time to time, the Company is involved in other disputes or regulatory inquiries that arise in the ordinary course of business. The number and significance of these disputes and inquiries are increasing as the Company’s business expands and the Company grows larger.

Schedule I – Material Litigation

EXHIBIT A

Form of Promissory Note

[Date]

FOR VALUE RECEIVED, MERCADOLIBRE, INC., a corporation organized and existing under the laws of the State of Delaware (the “Borrower”), hereby promises to pay to [●] or its registered assigns (the “Lenders”), in dollars, in immediately available funds, at the office of [●] (the “Administrative Agent”) at its Principal Office (as defined in the Credit Agreement) dated as of [●], 2022, among the Borrower, eBazar.com.br Ltda., Ibazar.com Actividades de Internet Ltda., Mercado Envios Serviços de Logística Ltda., Mercado Pago Instituição de Pagamento Ltda., DeRemate.com de Mexico S. de R.L. de C.V., MP Agregador, S. de R.L. de C.V., MercadoLibre Chile Ltda., and MercadoLibre Colombia Ltda., as initial guarantors (together with any Subsidiary that became a Guarantor on the date of the Credit Agreement, the “Initial Guarantors”), the lenders party from time to time thereto, and the Administrative Agent (as amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Credit Agreement”) on the Maturity Date the outstanding principal amount of all Loans made by the Lenders to the Borrower pursuant to the Credit Agreement, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower promises also to pay to the Lenders on the unpaid on the unpaid principal amount of each Loan Incurred by the Borrower from the Lender in like money at said office from the date such Loan is made until paid at the rates and at the times provided in Section 2.03 of the Credit Agreement.

This Promissory Note is one of the Promissory Notes referred to in the Credit Agreement and is entitled to the benefits thereof and of the other Loan Documents (as defined in the Credit Agreement). As provided in the Credit Agreement, this Promissory Note is subject to voluntary prepayment, in whole or in part, prior to the Maturity Date.

In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Promissory Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

THIS PROMISSORY NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE UNDER, ARISING OUT OF OR RELATING TO THIS NOTE, WHETHER BASED IN CONTRACT (AT LAW OR IN EQUITY), TORT OR ANY OTHER THEORY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature page follows]

Exhibit A – Form of Note

IN WITNES WHEREOF, the Borrower has caused this Note to be executed and delivered by a duly authorized officer as of the date first written above.

Very truly yours,

MERCADOLIBRE, INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Form of Note]

EXHIBIT B

Form of Notice of Borrowing

[Date]

Citibank, N.A., as Administrative Agent

One Penns Way

OPS 2/2

New Castle, DE 19720

Attn: Agency Operations

Phone: (302) 894-6010

Fax: (646) 274-5080

Email: AgencyABTFSupport@citi.com

With a copy to:

Citibank, N.A.

Address: 388 Greenwich Street

New York, New York 10013

Attn: Karen Abarca

E-mail: karen.abarca@citi.com

Phone: 212-816-7759

Ladies and Gentlemen:

The undersigned, MercadoLibre, Inc. (the “Borrower”), refers to the Credit Agreement dated as of [●], 2022 (the “Credit Agreement”) among the Borrower, eBazar.com.br Ltda., Ibazar.com Actividades de Internet Ltda., Mercado Envios Serviços de Logística Ltda., Mercado Pago Instituição de Pagamento Ltda., DeRemate.com de Mexico S. de R.L. de C.V., MP Agregador, S. de R.L. de C.V., MercadoLibre Chile Ltda., and MercadoLibre Colombia Ltda., as initial guarantors (together with any Subsidiary that became a Guarantor on the date of the Credit Agreement, the “Initial Guarantors”), the banks and other financial institutions from time to time parties thereto as lenders (the “Lenders”), and Citibank, N.A. as Administrative Agent (the “Administrative Agent”), and hereby gives you notice, irrevocably, pursuant to Section 2.06 of the Credit Agreement, that the undersigned hereby requests to borrow under the Credit Agreement, and in that connection sets forth below the information relating to the borrowing:

(i)	The Business Day of the Borrowing is _________ __, 20[-].

(ii)	The aggregate amount of the Borrowing is $_________.

(iii)	The account into which each Loan is to be made is: _________________.

(iv)	The initial Interest Period is _______ months.

Exhibit B - Form of Notice of Borrowing

The undersigned certifies that the Borrowing will be used for the purposes set forth in Section 2.01(c) of the Credit Agreement and after giving effect to the Borrowing, there shall not be more than 8 Loans outstanding under the Credit Agreement in accordance with Section 2.01(b) of the Credit Agreement.

The undersigned hereby certifies that the conditions precedent set forth in Sections 4.02(b) through (d) of the Credit Agreement have been fulfilled as of the date hereof.

Capitalized terms used but not defined herein shall have the meaning specified therefor in the Credit Agreement.

Very truly yours,

MERCADOLIBRE, INC.

By___________________________

Name:

Title:

Exhibit B - Form of Notice of Borrowing

EXHIBIT C-1

Form of U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Not Partnership For U.S. Federal Income Tax Purpose)

Reference is hereby made to the Credit Agreement dated as of [●], 2021 (the “Credit Agreement”) among MercadoLibre, Inc., as borrower (the “Borrower”), eBazar.com.br Ltda., Ibazar.com Actividades de Internet Ltda., Mercado Envios Serviços de Logística Ltda., Mercado Pago Instituição de Pagamento Ltda., DeRemate.com de Mexico S. de R.L. de C.V., MercadoLibre, S. de R.L. de CV., MercadoLibre Chile Ltda., and MercadoLibre Colombia Ltda., as initial guarantors (together with any Subsidiary that became a Guarantor on the date of the Credit Agreement, the “Initial Guarantors”), the banks and other financial institutions from time to time parties thereto as lenders (the “Lenders”), and Citibank, N.A. as Administrative Agent (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement shall have the meaning set forth therein.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Promissory Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) that no payments under any Loan Documents are effectively connected with the Foreign Lender’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:_________________________________

Name:

Title:

Date: ________ __, 2022

Exhibit C-1 - Form of U.S. Tax Compliance Certificate

EXHIBIT C-2

Form of U.S. Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [●], 2021 (the “Credit Agreement”) among MercadoLibre, Inc., as borrower (the “Borrower”), eBazar.com.br Ltda., Ibazar.com Actividades de Internet Ltda., Mercado Envios Serviços de Logística Ltda., Mercado Pago Instituição de Pagamento Ltda., DeRemate.com de Mexico S. de R.L. de C.V., MercadoLibre, S. de R.L. de CV., MercadoLibre Chile Ltda., and MercadoLibre Colombia Ltda., as initial guarantors (together with any Subsidiary that became a Guarantor on the date of the Credit Agreement, the “Initial Guarantors”), the banks and other financial institutions from time to time parties thereto as lenders (the “Lenders”), and Citibank, N.A. as Administrative Agent (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement shall have the meaning set forth therein.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) that no payments under any Loan Documents are effectively connected with the Foreign Participant’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:_________________________________

Name:

Title:

Date: ________ __, 2022

Exhibit C-2 - Form of U.S. Tax Compliance Certificate

EXHIBIT C-3

Form of U.S. Tax Compliance Certificate

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [●], 2021 (the “Credit Agreement”) among MercadoLibre, Inc., as borrower (the “Borrower”), eBazar.com.br Ltda., Ibazar.com Actividades de Internet Ltda., Mercado Envios Serviços de Logística Ltda., Mercado Pago Instituição de Pagamento Ltda., DeRemate.com de Mexico S. de R.L. de C.V., MercadoLibre, S. de R.L. de CV., MercadoLibre Chile Ltda., and MercadoLibre Colombia Ltda., as initial guarantors (together with any Subsidiary that became a Guarantor on the date of the Credit Agreement, the “Initial Guarantors”), the banks and other financial institutions from time to time parties thereto as lenders (the “Lenders”), and Citibank, N.A. as Administrative Agent (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement shall have the meaning set forth therein.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Sections 871(h)(3)(B) and 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) that no payments under any Loan Documents are effectively connected with the Foreign Participant’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:_________________________________

Name:

Title:

Date: ________ __, 2022

Exhibit C-3 - Form of U.S. Tax Compliance Certificate

EXHIBIT C-4

Form of U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [●], 2021 (the “Credit Agreement”) among MercadoLibre, Inc., as borrower (the “Borrower”), eBazar.com.br Ltda., Ibazar.com Actividades de Internet Ltda., Mercado Envios Serviços de Logística Ltda., Mercado Pago Instituição de Pagamento Ltda., DeRemate.com de Mexico S. de R.L. de C.V., MercadoLibre, S. de R.L. de CV., MercadoLibre Chile Ltda., and MercadoLibre Colombia Ltda., as initial guarantors (together with any Subsidiary that became a Guarantor on the date of the Credit Agreement, the “Initial Guarantors”), the banks and other financial institutions from time to time parties thereto as lenders (the “Lenders”), and Citibank, N.A. as Administrative Agent (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement shall have the meaning set forth therein.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10 percent shareholder” of the Borrower within the meaning of Sections 871(h)(3)(B) and 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) that no payments under any Loan Documents are effectively connected with the Foreign Lender’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:_________________________________

Name:

Title:

Date: ________ __, 2022

Exhibit C-4 - Form of U.S. Tax Compliance Certificate

EXHIBIT D

Form of Certificate of Secretary or Assistant Secretary of the Loan Parties

Dated:

This certificate is delivered pursuant to Section 4.01(c) of the Credit Agreement dated as of [●], 2022 (the “Credit Agreement”) among MercadoLibre, Inc. (the “Borrower”), eBazar.com.br Ltda., Ibazar.com Actividades de Internet Ltda., Mercado Envios Serviços de Logística Ltda., Mercado Pago Instituição de Pagamento Ltda., DeRemate.com de Mexico S. de R.L. de C.V., MP Agregador, S. de R.L. de C.V., MercadoLibre Chile Ltda., and MercadoLibre Colombia Ltda., as initial guarantors (together with any Subsidiary that became a Guarantor on the date of the Credit Agreement, the “Initial Guarantors”), the banks and other financial institutions from time to time parties thereto as lenders (the “Lenders”), and [●] as Administrative Agent (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Agreement shall have the meaning set forth therein.

The undersigned, the [Secretary][Assistant Secretary] of the Board of Directors of the Borrower and being authorized to issue this certificate, certifies that the following statements are true and correct:

(a)	Attached hereto as Exhibit A are true and complete copies of the following documents:

(i)	The by-laws (estatutos sociales) of the Borrower and each of the Initial Guarantors, which are in full force and effect as of the date hereof. There has been no amendment or supplement to such documents since the date thereof, and no such amendment or supplement has been authorized by the Board of Directors or the shareholders of the Borrower and each Initial Guarantor.

(ii)	An extract of the relevant portions of the resolutions of the Board of Directors or Executive Committee of the Borrower and each Initial Guarantor, which constitute all action necessary on the part of the Borrower and each Initial Guarantor to approve the execution, delivery and performance by it of the Loan Documents, and the Borrowing contemplated by the Credit Agreement and such resolutions have not been amended, modified, revoked or rescinded as of the date hereof.

(iii)	Notarial deed __________, dated _____________, granted before Notary Public _____ of __________, containing the notarization of the power of attorney granted to _____________, in his capacity as _______________ and which is in full force and effect as of the date hereof.

(iv)	Notarial deed __________, dated _____________, granted before Notary Public _____ of __________, containing the notarization of the power of attorney granted to _______________, in his capacity as _______________and which is in full force and effect as of the date hereof.

Exhibit D - Form of Certificate of Secretary or Assistant Secretary of the Borrower

(v)	Notarial deed __________, dated ______________, granted before Notary Public _____ of __________, containing the notarization of the power of attorney granted to ________ and which is in full force and effect as of the date hereof.

(b)	The Borrower and each of the Initial Guarantors have performed all necessary corporate actions to approve the terms of, and the transactions contemplated by, the Credit Agreement, including, with regards to the Borrower, effecting borrowing thereunder in an aggregate principal amount up to but not exceeding $400,000,000 and to execute the Loan Documents described therein. All authorizations, approvals, licenses and consents required in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents (including effecting borrowing thereunder) and the Promissory Notes referred to therein have been duly obtained and are in full force and effect as of the date hereof.

(c)	The name, title and specimen signature of each person who are jointly authorized to execute the Credit Agreement, effect Borrowings, deliver borrowing requests, execute the Promissory Notes, execute any other Loan Document or give instructions under and in the Credit Agreement and sign any other statements, reports or documents to be delivered under the Credit Agreement are as follows:

Loan Party	Name and Title	Specimen Signature
Mercado Libre, Inc.	____________________	________________
eBazar.com.br Ltda.	____________________	________________
Ibazar.com Actividades de Internet Ltda.	____________________	________________
Mercado Envios Serviços de Logística Ltda.	____________________	________________
Mercado Pago Instituição de Pagamento Ltda.	____________________	________________
DeRemate.com de Mexico S. de R.L. de C.V.	____________________	________________
MP Agregador, S. de R.L. de C.V.	____________________	________________
MercadoLibre Chile Ltda.	____________________	________________
MercadoLibre Colombia Ltda	____________________	________________

Exhibit D - Form of Certificate of Secretary or Assistant Secretary of the Borrower

If any certification contained herein ceases to be true and correct, the Borrower or any such Initial Guarantor will promptly give the Administrative Agent notice to that effect.

Exhibit D - Form of Certificate of Secretary or Assistant Secretary of the Borrower

IN WITNESS WHEREOF, the undersigned has executed this certificate on and as of the date first written above.

MERCADOLIBRE, INC.

By:
Name:
Title:

Exhibit D - Form of Certificate of Secretary or Assistant Secretary of the Borrower

EXHIBIT E

Form of Certificate of Senior Financial Officer of the Borrower

Dated:

The undersigned, the Senior Financial Officer of MercadoLibre, Inc. (the “Borrower”), refers to the Credit Agreement dated as of [●], 2022 (the “Credit Agreement”) among the Borrower, eBazar.com.br Ltda., Ibazar.com Actividades de Internet Ltda., Mercado Envios Serviços de Logística Ltda., Mercado Pago Instituição de Pagamento Ltda., DeRemate.com de Mexico S. de R.L. de C.V., MP Agregador, S. de R.L. de C.V., MercadoLibre Chile Ltda., and MercadoLibre Colombia Ltda., as initial guarantors (together with any Subsidiary that became a Guarantor on the date of the Credit Agreement, the “Initial Guarantors”), the banks and other financial institutions from time to time parties thereto as lenders (the “Lenders”), and [●] as Administrative Agent (the “Administrative Agent”), and certifies that on and as of the date hereof:

(a)	The representations and warranties of the Loan Parties contained in the Credit Agreement are true and correct in all material respects (or in all respects to the extent already qualified as to materiality), with the same effect as if initially made on and as of the date hereof, except to the extent any such representations and warranties expressly relate to an earlier date.

(b)	No Default has occurred and is continuing as of the date hereof.

(c)	The execution, delivery and performance of the Credit Agreement, the Promissory Notes and the Borrowings made thereunder have been authorized and are within the Indebtedness Incurrence limits approved by the Board of Directors of the Borrower in the resolutions adopted on [●] and no other corporate authorization is required by the Borrower for the Incurrence of the Indebtedness under the Agreement or the Borrowings made thereunder.

If any certification contained herein ceases to be true and correct, the Borrower will promptly give the Administrative Agent notice to that effect.

Unless otherwise defined herein, capitalized terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate on and as of the date first written above.

MERCADOLIBRE, INC.

By:
Name:
Title:

Exhibit E - Form of Certificate of Senior Financial Officer of the Borrower

EXHIBIT F

FORM OF QUARTERLY COMPLIANCE CERTIFICATE

Date:	[ ]
To:	[ ]

This certificate is delivered pursuant to Section 5.01(d) of the Credit Agreement dated as of [●], 2022 (the “Credit Agreement”) among MercadoLibre, Inc. (the “Borrower”), eBazar.com.br Ltda., Ibazar.com Actividades de Internet Ltda., Mercado Envios Serviços de Logística Ltda., Mercado Pago Instituição de Pagamento Ltda., DeRemate.com de Mexico S. de R.L. de C.V., MP Agregador, S. de R.L. de C.V., MercadoLibre Chile Ltda., and MercadoLibre Colombia Ltda., as initial guarantors (together with any Subsidiary that became a Guarantor on the date of the Credit Agreement, the “Initial Guarantors”), the banks and other financial institutions from time to time parties thereto as lenders (the “Lenders”), and [●] as Administrative Agent (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Agreement shall have the meaning set forth therein.

The undersigned, being the Senior Financial Officer of the [Borrower/Initial Guarantor] and being authorized to issue this certificate, hereby certifies that:

[Use following paragraph for fiscal year-end financial statements]

[1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 5.01(a) of the Credit Agreement for the [insert relevant fiscal year] of the [Borrower]1 Initial Guarantor, together with the report and unqualified opinion of an independent accountant of recognized international standing required by such section.]

[Use following paragraph for fiscal quarter end financial statements]

[2. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 5.01(b) of the Agreement for the [insert relevant fiscal quarter] of the Borrower]2

3.       The [Borrower/Initial Guarantor] was in compliance with the requirements of Section 5.13 of the Credit Agreement during the period covered by the financial statements attached hereto pursuant to paragraph 1 above.

[insert details and the calculations of the financial covenants and whether the covenants are complied with.]

_________

1 Note to Draft: To be included only if the financial statements of the Borrower are not otherwise public as provided for in Section 5.01 of the Credit Agreement

2 Note to Draft: To be included only if the financial statements are not otherwise public as provided for in Section 5.01 of the Credit Agreement.

Exhibit F - Form of Quarterly Compliance Certificate

4.       [We confirm that no Default or Event of Default has occurred and is continuing] or [if any Default or Event of Default exists, set forth the details thereof and the action being taken or proposed to be taken with respect thereto].

Exhibit F - Form of Quarterly Compliance Certificate

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of [-].

MERCADOLIBRE, INC.

By:
Name:
Title:

Exhibit F - Form of Quarterly Compliance Certificate

EXHIBIT G

Form of Assignment and Acceptance

Reference is made to the Credit Agreement, dated as of [●], 2022 (the “Credit Agreement”), among Mercado Libre, Inc. (the “Borrower”), eBazar.com.br Ltda., Ibazar.com Actividades de Internet Ltda., Mercado Envios Serviços de Logística Ltda., Mercado Pago Instituição de Pagamento Ltda., DeRemate.com de Mexico S. de R.L. de C.V., MP Agregador, S. de R.L. de C.V., MercadoLibre Chile Ltda., and MercadoLibre Colombia Ltda., as initial guarantors (together with any Subsidiary that became a Guarantor on the date of the Credit Agreement, the “Initial Guarantors”), the banks and other financial institutions from time to time parties thereto as lenders (the “Lenders”), and [●], as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

_____________________ (the “Assignor”) and ___________________ (the “Assignee”) agree as follows:

The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a __% interest (the “Assigned Interest”) in and to the Assignor’s rights (except as to any right of indemnity for any period prior to this Assignment and Acceptance) and obligations under the Credit Agreement with respect to the credit facility contained in the Credit Agreement as set forth on Schedule I (the “Assigned Facility”), in a principal amount for the Assigned Facility as set forth on Schedule I.

The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other document or instrument executed or furnished in connection with the Credit Agreement, or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any Loan Document or any Promissory Note, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, any Loan Document or any Promissory Note and (c) attaches the Promissory Note or Promissory Notes held by it evidencing the Assigned Facility and set forth on Schedule I.

The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 5.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any Loan Document or any Promissory Notes; (d) appoints and authorizes the Administrative Agent pursuant to Article VII of the Credit Agreement to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, any Loan Document, any Promissory Notes or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit G - Form of Assignment and Acceptance

The effective date of this Assignment and Acceptance shall be _____, ____ (the “Effective Date”). Following the execution of this Assignment and Acceptance by the Assignor and Assignee (and, if appropriate, consented to by the Borrower and the Administrative Agent), it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts, but not including indemnity payments relating to any period prior to this Assignment and Acceptance, which shall belong to the Assignor) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule I hereto.

Exhibit G - Form of Assignment and Acceptance

SCHEDULE I

TO ASSIGNMENT AND ACCEPTANCE

RELATING TO THE CREDIT AGREEMENT,

DATED AS OF

[●], 2022

AMONG

MERCADOLIBRE, INC., AS BORROWER,

EBAZAR.COM.BR LTDA, IBAZAR.COM ACTIVIDADES DE INTERNET LTDA., MERCADO ENVIOS SERVIÇOS DE LOGISTICA LTDA., MERCADO PAGO INSTITUIÇÃO DE PAGAMENTO LTDA., DEREMATE.COM DE MEXICO S. DE R.L. DE C.V., MP AGREGADOR, S. DE R.L. DE C.V., MERCADO LIBRE CHILE LTDA., AND MERCADOLIBRE COLOMBIA LTDA. (TOGETHER WITH ANY SUBSIDIARY THAT BECAME A GUARANTOR ON THE DATE OF THE

CREDIT AGREEMENT, THE “INITIAL GUARANTORS”)

THE LENDERS NAMED THEREIN AND THE OTHER BANKS

AND FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES

THERETO AS LENDERS (COLLECTIVELY, THE “LENDERS”)

AND

[●], AS ADMINISTRATIVE AGENT FOR THE LENDERS

(IN SUCH CAPACITY, THE “ADMINISTRATIVE AGENT”)

Name of Assignor: _________________

Name of Assignee: _________________

Effective Date of Assignment: ________

Principal Loan Assigned		Commitment Percentage
$		%

[Name of Assignee]		[Name of Assignor]

By		By
	Name		Name
	Title:		Title:

Acknowledged for recordation in Register:

[●],
as Administrative Agent

By:
Name:
Title:

[Consented to:

MERCADOLIBRE, INC.

By:
Name:
Title:]